As filed with the Securities and Exchange Commission on January 8, 1997
                                              Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                KIDS STUFF, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                         5961                  34-1843520
          --------                         ----                  ----------
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
      of organization)            Classification Code No.)   Identification No.)

                   4450 Belden Village Street, N.W., Suite 406
                               Canton, Ohio 44718
                                 (330) 492-8090

        (Address and telephone number of principal executive offices and principal place of business.)

                   William L. Miller, Chief Executive Officer
                                Kids Stuff, Inc.
                   4450 Belden Village Street, N.W., Suite 406
                               Canton, Ohio 44718
                                 (330) 492-8090

            (Name, address and telephone number of agent for service)

                                   Copies to:

Michael T. Greif, Esq.                            Steven F. Wasserman, Esq.
Hornsby, Sacher, Zelman,                          Bernstein & Wasserman, LLP
   Stanton, Paul & Beiley, P.A.                   950 Third Avenue
1401 Brickell Avenue, Suite 700                   New York, New York  10022
Miami, Florida  33131                             (212) 826-0730
(305) 371-8797                                    (212) 371-4730 (Fax)
(305) 374-2605 (Fax)

          Approximate date of commencement of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the
             Securities Act of 1933, check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                         Calculation of Registration Fee

================================================================================================================================
Title of Each                                          Amount              Proposed           Proposed Maximum       Amount of
Class of Securities                                     to be      Maximum Offering         Aggregate Offering    Registration
Being Registered                                   Registered        Price Per Unit                   Price(1)             Fee
--------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of two shares of Common        345,000       $10.00 per Unit                 $3,450,000          $1,045
Stock, $.001 par value per share, and one Class A
Warrant to purchase one share of Common Stock(2)

Shares of Common Stock included in the Units          690,000                     -                          -               -

Class A Warrants included in the Units                345,000                     -                          -               -

Shares of Common Stock underlying Class A             345,000       $5.00 per share                 $1,725,000             523
Warrants(3)

Class A Warrants of Selling Securityholders         1,500,000                     -                          -             (4)

Common Stock underlying Class A Warrants of         1,500,000       $5.00 per share                 $7,500,000           2,273
Securityholders(5)

Underwriter's Unit Purchase Option
("Underwriter's Option"), each Unit consistent of
two shares of Common Stock, and one Class A
Warrant to purchase one share of Common Stock          30,000       $12.00 per Unit                   $360,000            $109

Shares of Common Stock included in the
Underwriter's Option                                   60,000                     -                          -               -

Class A Warrants included in the Underwriter's
Option                                                 30,000                 $8.25                          -             $75

Shares of Common Stock underlying Class A
Warrants included in the Underwriter's Option(6)       30,000                     -                          -               -
                                                                                                                        ------

Total Registration Fee                                                                                                  $4,025
================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2) Includes 45,000 Units which the Underwriter has the option to purchase from the Registrant to cover over-allotments, if any.
(3)  Issuable upon the exercise of Class A Warrants to be offered to the public.
(4)  No fee is required under Rule 457(g).
(5)  Issuable upon the exercise of the Class A Warrants of Securityholders.
(6) Issuable upon the exercise of the Class A Warrants included in the 30,000 Units included in the Underwriter's Option.

                                   ----------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This registration statement (the "Registration Statement") contains two prospectuses: one relating to the offering by Kids Stuff, Inc. (the "Company") of 345,000 Units (including 45,000 Units to cover over-allotments, if any), each Unit consisting of two shares of Common Stock and one Class A Warrant (the "Company's Prospectus"); and, one relating to the offering by three bridge lenders (the "Selling Securityholders") of up to 1,500,000 Class A Warrants held by them (the "Selling Securityholders' Prospectus"). Following the Company's Prospectus are certain substitute pages of the Selling Securityholders' Prospectus, including alternate front outside and back cover pages, an alternate "The Offering" section of the "Prospectus Summary" and sections entitled "Concurrent Offering" and "Selling Securityholders; Plan of Distribution." Each of the alternate pages for the Selling Securityholders' Prospectus included herein is labeled "Alternate Page for Selling Securityholders' Prospectus." All other sections of the Company's Prospectus, other than "Selling Securityholders" and "Underwriting", are to be used in the Selling Securityholders' Prospectus. In addition, cross-references in the Company's Prospectus will be adjusted in the Selling Securityholders' Prospectus to refer to the appropriate sections, and references to "the Offering" or "this Offering" in the Company's Prospectus will be referenced in the Selling Securityholders' Prospectus as "the Concurrent Offering" where appropriate.

                                KIDS STUFF, INC.

                              Cross-Reference Sheet
                        Showing Location in Prospectus of

              Information Required by Items in Part I of Form SB-2

             REGISTRATION STATEMENT
             ITEM NUMBER AND CAPTION                          LOCATION IN PROSPECTUS
             -----------------------                          ----------------------
1.       Front of Registration Statement and
         Outside Front Cover of Prospectus.......             Outside Front Cover Page of Prospectus

2.       Inside Front and Outside Bank
         Cover Pages of Prospectus...............             Inside Front and Outside Bank Cover Pages of
                                                              Prospectus; Additional Information

3.       Summary Information and Risk                         Prospectus Summary; Risk Factors
         Factors.................................

4.       Use of Proceeds.........................             Use of Proceeds

5.       Determination of Offering Price.........             Outside Front Cover Page of Prospectus;
                                                              Underwriting

6.       Dilution................................             Dilution

7.       Selling Securityholders.................             Selling Securityholders

8.       Plan of Distribution....................             Outside Front Cover Page of Prospectus; Selling
                                                              Securityholders; Underwriting

9.       Legal Proceedings.......................             Business - Legal Proceedings

10.      Directors, Executive Officers,
         Promoters and Control Persons...........             Management

11.      Security Ownership of Certain
         Beneficial Owners and Management........             Principal Stockholders

12.      Description of Securities...............             Description of Securities; Dividends

13.      Interest of Named Experts and                        Legal Matters
         Counsel.................................

14.      Disclosure of Commission Position
         on Indemnification for Securities                    Underwriting
         Act Liabilities.........................

15.      Organization Within Last Five                        The Company and its Parent
         Years...................................

16.      Description of Business.................             Prospectus Summary; The Company and its Parent;
                                                              Business

17.      Management's Discussion and
         Analysis or Plan of Operation...........             Management's Discussion and Analysis of Financial
                                                              Condition and Results of Operations

18.      Description of Property.................             Business

19.      Certain Relationships and Related                    Certain Transactions
         Transactions............................

20.      Market for Common Equity and                         Risk Factors; Unregistered Shares Eligible for
         Related Stockholder Matters.............             Immediate and Future Sale; Description of Securities

21.      Executive Compensation..................             Management - Executive Compensation

22.      Financial Statements....................             Financial Statements

23.      Changes in and Disagreements with
         Accountants on Accounting and                        Not Applicable
         Financial Disclosure....................


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED JANUARY 8, 1997

PROSPECTUS

                                KIDS STUFF, INC.

                                  300,000 UNITS

               Each Unit Consisting of Two Shares of Common Stock
                  and One Common Stock Class A Purchase Warrant

         Kids Stuff, Inc. (the "Company") is offering for sale 300,000 units (the "Units"), each Unit consisting of two shares of common stock, $.001 par value (the "Common Stock") and one redeemable Class A warrant (the "Warrant") to purchase one share of Common Stock. The Common Stock and the Warrants are immediately separately transferable as of the date of this Prospectus. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $5.00 for a period of four years commencing one year after the date of this Prospectus. The Company may redeem the Warrants at a price of $.05 per Warrant, at any time after they become exercisable, upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock has been at least $12.00 per share for 20 consecutive trading days ending on the 5th day prior to the date on which the notice of redemption is given. See "DESCRIPTION OF SECURITIES."

         The registration statement of which this Prospectus forms a part also contains a separate Prospectus for the sale by three selling bridge lenders (the "Selling Securityholders") of up to 1,500,000 Warrants. No proceeds from the sale of any such securities by the Selling Securityholders will be received by the Company. These Warrants may be sold from time to time directly by the Selling Securityholders or, alternatively, through underwriters, dealers or agents. The distribution of the Warrants by the Selling Securityholders may be effected in one or more transactions or through sales to one or more broker-dealers for resale of such Warrants as principals, at prices prevailing at the time of such sales, at prices related to such prevailing market price or at negotiated prices. The sale of the Warrants by the Selling Securityholders are subject to Prospectus delivery and other requirements of the Security Act of 1933. Sales of the Warrants by the Selling Securityholders or even the potential of such sales may have an adverse affect on the market price of the Company's securities should a public trading market develop. See "SELLING SECURITYHOLDERS."

         Prior to this Offering, there has been no public market for the Units and there can be no assurance that any such market will develop. For information regarding the factors considered in determining the initial public offering price of the Units and the exercise price of the Warrants, see "UNDERWRITING." The Units, Common Stock and Warrants are expected to be approved for quotation on the OTC Bulletin Board under the symbols "KIDSU," "KIDS," and "KIDW," respectively. See "RISK FACTORS -- Certain Implications of Trading Over-The-Counter; `Penny Stock' Regulations." The Company anticipates that the securities offered hereby will be qualified for sale by the Company in a limited number of states. See "RISK FACTORS - Limits on Secondary Trading; Current Prospectus and State Sky Registration Required to Exercise Warrants."

                                   ----------

AN INVESTMENT IN THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. See "RISK FACTORS" AND "DILUTION."

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================================================
                                                 Price                     Underwriting               Proceeds
                                                 to                        Discounts and              to
                                                 Public                    Commissions(1)             Company(2)
                                               ------------------------------------------------------------------------------
Per Unit......................................   $10.00                    $1.00                      $9.00

Total(3)......................................   $3,000,000                $300,000                   $2,700,000
=============================================================================================================================

(1) Does not include additional compensation to be received by the Underwriter in the form of a non-accountable expense allowance equal to 3% of the public offering price of the Units, the value of a non-redeemable option granted to the Underwriter to purchase up to 30,000 Units at an exercise price of $12.00 per Unit, or a three year financial consulting agreement at a cost to the Company of $100,000 payable in advance at the Closing of this Offering. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "UNDERWRITING."

(2) Before deducting expenses of the Offering payable by the Company, estimated at $453,371, including the non-accountable expense allowance in the amount of $90,000 ($103,500 if the Underwriter's over-allotment option is exercised in full), and the financial consulting fee referenced in note
     (1).

(3) The Company has granted the Underwriter an option, exercisable within 30 days from the date of this Prospectus, to purchase up to 45,000 additional Units, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be approximately $3,450,000 and $345,000 and $3,105,000, respectively. See "UNDERWRITING."

     The Units being offered for sale by the Company are being offered on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Units will be made against payment therefor on or about _______________, 1997. The Underwriter has no agreement with any of the Selling Securityholders with respect to the sale of the 1,500,000 Warrants being offered for sale by the Selling Securityholders.

                                VTR CAPITAL, INC.

                The date of this Prospectus is __________, 1997.

                              [INSIDE FRONT COVER]

                                  [COLOR PHOTO]

         IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         A SIGNIFICANT AMOUNT OF THE UNITS TO BE SOLD IN THE OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE UNITS AND/OR THE SECURITIES INCLUDED THEREIN WITH OR THROUGH THE UNDERWRITER.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE ANY OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, ALL REFERENCES IN THIS PROSPECTUS TO THE COMPANY INCLUDE THE COMPANY AND ITS PREDECESSOR, PERFECTLY SAFE, INC.

                                   THE COMPANY

         The Company is a specialty direct marketer which currently publishes two catalogs with an emphasis on children's hardgood products (i.e., products not primarily made from fabrics) from prenatal to age three. The Company's first catalog, "Perfectly Safe, The Catalog For Parents Who Care/Registered trademark/" is the nation's only catalog devoted to child safety, child-proofing the home and safety-related products for the family. The Company has published Perfectly Safe since 1990, and has circulated over 15 million catalogs and helped to childproof over 300,000 homes to date.

         In 1995, the Company introduced its "Jeannie's Kids Club" catalog to broaden its market and to introduce a new direct marketing concept in children's products. Jeannie's Kids Club offers parents of young children who become members the opportunity of saving up to 60% compared to the price charged for the same products in other popular children's catalogs. The current annual membership fee is $18.00 per year.

         Upon the completion of the Offering, the Company intends to acquire The Natural Baby Catalog, which specializes in alternative children's hardgood and softgood products from prenatal to age three, and consolidate its operations with the operations of the Company. On a pro forma basis, the consolidated operations of the Company and The Natural Baby Catalog would have resulted in revenues of $9,162,141 and pre-tax profit of $464,601 for the nine months ended September 30, 1996, and revenues of $10,952,806 and a pre-tax profit of $667,693 for the year ended December 31, 1995.

         The Company believes that its expertise in the marketing and merchandising of children's products, the recent introduction of its Jeannie's Kids Club concept, and the intended acquisition of The Natural Baby Catalog will provide the basis for future growth by the use of the following strategies:

         CONSOLIDATION OF THE NATURAL BABY'S OPERATIONS. The Company plans to consolidate the warehouse, telemarketing, data processing and administrative functions of The Natural Baby Catalog into the operations of the Company. On a pro forma basis, the pre-tax consolidation savings resulting therefrom would have been $364,210 for the nine months ended September 30, 1996, and $655,292 for the year ended December 31, 1995.

         EXPAND JEANNIE'S KIDS CLUB. Because Jeannie's Kids Club offers popular children's products for up to 60% less than other children's catalogs, the Company believes that there is substantial opportunity to increase the membership of Jeannie's Kids Club, which went from inception in July 1995 to over 30,000 current members.

         MAINTAIN THE GROWTH OF THE NATURAL BABY CATALOG. Revenues of The Natural Baby Catalog have increased from $1.7 million in 1992 to $5.2 million in 1995. Revenues increased from $3.4 million for the nine months ended September 30, 1995 to $4.3 million for the nine months ended September 30, 1996. The Company is satisfied with the performance of The Natural Baby Catalog and will endeavor to maintain continuity in the merchandising and marketing of the catalog.

         NEW CUSTOMER ACQUISITION PROGRAMS. Historically, the Company has relied upon catalog circulation as the sole method to acquire new customers. Because of the relatively short life of the acquired customer (prenatal to age three) and the increasing costs of catalog mailings, the Company intends to pursue the development of less costly alternative customer acquisition programs, such as magazine solicitations, promotional inserts, and marketing joint ventures with mass marketers of baby formula, baby food and health care products.

         REFINE CATALOG MAILING STRATEGIES. The Company's catalog circulation is determined by statistical models and analysis which targets prospective buyers and timing of purchasers. The Company's statistical modeling systems are outdated. The Company intends to acquire current state-of-the-art statistical modeling systems which it believes will enable it to increase its catalog response rates and lower its cost per catalog mailed.

         CATALOG ACQUISITIONS. Any catalog acquisitions subsequent to The Natural Baby Catalog will depend upon the Company's ability to obtain suitable financing. Although the Company believes that there may be additional opportunities to acquire other children's niche catalogs, it does not intend to pursue any other such opportunities in the near future.

         The Company is a subsidiary of Duncan Hill Co., Ltd. ("Duncan Hill"). Duncan Hill also operates a pipe, tobacco and cigar mail order catalog called "Carey's Smoke Shop," through two other wholly owned subsidiaries, E.A. Carey of Ohio, Inc. and Highland Pipe Company. The Company succeeded to the Jeannie's Kids Club and Perfectly Safe Catalog business of Perfectly Safe, Inc., another subsidiary of Duncan Hill, as a result of a reorganization in which The Company acquired the assets and liabilities of Perfectly Safe, Inc. and Perfectly Safe, Inc. was dissolved. This reorganization was effective June 30, 1996. See "THE COMPANY AND ITS PARENT."

         The executive offices of the Company are located at 4450 Belden Village Street, N.W., Suite 406, Canton, OH 44718, and the Company's telephone number is
(330) 492-8090.

                                  THE OFFERING

Securities Offered                            300,000 Units, each Unit consisting of two shares of Common Stock and
   by the Company......................       one Class A warrant (the "Warrants"). The Common Stock and Warrants are immediately separately transferable as of the date of this Prospectus.
                                              Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.00 for a period of four years commencing one year after the date of this Prospectus. The Company may redeem the
                                              Warrants at a price of $.05 per Warrant at any time after they become exercisable upon not less than 30 days' prior written notice if the closing bid price of the Common Stock has been at least $12.00 per share for the 20 consecutive trading days ending on the 5th day prior to the date on which the notice of redemption is given. See "DESCRIPTION OF
                                              SECURITIES."

Common Stock Outstanding
   Prior to this Offering..............       3,700,000 Shares

Common Stock to be Outstanding
   after this Offering(1)..............       4,300,000 Shares

Additional Securities
   Being Registered....................       1,500,000 Warrants held by the Selling Securityholders, and 1,500,000 shares of Common Stock underlying these Warrants.  See "SELLING
                                              SECURITYHOLDERS."

Proposed OTC
   Symbols
        Units..........................       KIDSU
        Common Stock...................       KIDS
        Warrants.......................       KIDW

----------
(1) Does not include: up to 90,000 shares of Common Stock subject to the Underwriter's over-allotment option; up to 300,000 shares of Common Stock issuable upon the exercise of the Warrants attributable to the 300,000 Units offered hereby; up to 45,000 shares of Common Stock issuable upon the exercise of the Warrants attributable to the Underwriter's over-allotment option; up to 90,000 shares of Common Stock subject to the non-redeemable option granted to the Underwriter to purchase up to 30,000 Units; and, up to 1,500,000 shares of Common Stock issuable upon the exercise of the 1,500,000 Warrants held by the Selling Securityholders. See "UNDERWRITING."

                                 USE OF PROCEEDS

     The Company intends to apply the net proceeds of this Offering primarily for the acquisition of The Natural Baby Catalog, the repayment of debt and for working capital and general corporate purposes. See "USE OF PROCEEDS."

                                  RISK FACTORS

     The securities offered hereby are speculative, involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their investment. See "RISK FACTORS."

                             SUMMARY FINANCIAL DATA

     The summary financial data is derived from the historical financial statements of the Company, and the pro forma combined financial statements of the Company which assumes that the acquisition of The Natural Baby Catalog occurred prior to the date of the Prospectus. The financial statements of the Company include the financial statements of its predecessor, Perfectly Safe, Inc. The summary financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" as well as the Company's historical financial statements and the related notes thereto, and the Company's pro forma combined financial statements and the related notes thereto, included elsewhere in the Prospectus.

                                                YEAR ENDED DECEMBER 31,                            NINE MONTHS ENDED SEPTEMBER 30,
                                                -----------------------                            -------------------------------
Statement of Operational Data:                                       PRO FORMA(2)                                        PRO FORMA
                                              1994            1995       1995                 1995             1996       1996(2)
                                              ----            ----       ----                 ----             ----       -------
   Total Revenue                        $5,002,519      $5,724,337     $10,952,806      $4,267,649       $4,816,950     $9,162,141
   Income (Loss) from Operations            84,385       (208,942)         660,143       (108,077)         (95,090)        536,499
   Net Income (Loss)                        74,250       (163,232)         440,677        (82,868)         (94,427)        306,637
   Net Income (Loss) per common             $ 0.03         ($0.07)           $0.10         ($0.03)          ($0.04)          $0.07
share
   Weighted average shares outstanding   2,400,000       2,400,000       4,300,000       2,400,000        2,400,000      4,300,000
     during the period(1)

                                                         SEPTEMBER 30, 1996
                                 ------------------------------------------------------------------
                                              ACTUAL       AS ADJUSTED(3)         PRO FORMA(3)(4)
                                              ------       --------------         ---------------
Balance Sheet Data:

         Total Assets                     $2,522,281           $2,884,781              $5,111,262
         Working Capital (deficit)         (740,054)            (577,544)                 833,425
         Total Liabilities                 2,240,437            2,440,437               2,429,213
         Stockholder's Equity                281,844              444,344               2,682,049

----------
(1) Reflects the Company's Common Stock owned by the parent at inception of the Company.

(2) Assumes that the Company acquired The Natural Baby Catalog as of January 1, 1995.

(3) Gives effect to the receipt of $200,000 of proceeds from the Bridge Loan. See "CERTAIN TRANSACTIONS - Bridge Loan." Also gives effect to the receipt of $162,500 for the sale of 1,300,000 shares of the Company's Common Stock to private investors. See "CERTAIN TRANSACTIONS - Rule 504 Shares."

(4) Gives effect to the sale of 300,000 Units offered hereby and the application of the net proceeds therefrom in the amount $2,246,629. Also gives effect to the conversion of $75,000 of the principal amount of the Bridge Loan into 1,500,000 Warrants. See "CERTAIN TRANSACTIONS - Bridge Loan." Also assumes that the Company acquired The Natural Baby Catalog as of September 30, 1996.

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD ONLY BE PURCHASED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY AND THIS OFFERING, TOGETHER WITH THE OTHER INFORMATION IN HIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.

     1. DEPENDENCE ON OFFERING PROCEEDS. The Company experienced significant losses for the year ended December 31, 1995 and for the nine month period ended September 30, 1996. For the year ended December 31, 1995 the Company incurred a net loss of $163,232 or 2.9% of revenues compared with a net income of $74,250 or 1.5% of revenues for the year ended December 31, 1994. For the nine months ended September 30, 1996 revenues increased 12.9% to $4,816,950 with operating losses of $94,427 or 2% of revenues. A substantial portion of these losses are associated with the establishment and development of the Jeannie's Kids Club Catalog beginning in July, 1995. See "MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION." As a result of its operating losses and lack of capital, the Company is in arrears to many of its trade creditors and needs the proceeds of this Offering to continue its operations as well as finance its planned acquisition of The Natural Baby Catalog. See "USE OF PROCEEDS."

     2. INTEGRATION AND CONSOLIDATION OF THE NATURAL BABY CATALOG BUSINESS; ADEQUACY OF FINANCING. The pro forma combination of the Company and The Natural Baby Catalog shows combined net income of $440,677 and $306,637, for the year ended December 31, 1995, and for the first nine months of 1996, respectively. See the Company's pro forma combined financial statements and notes thereto included elsewhere in the Prospectus. Based on these historical trends, the Company believes that the consolidation savings anticipated from the consolidation of the operations of The Natural Baby Catalog, together with the working capital provided from the Company's institutional credit facility and the net proceeds of this Offering, will be sufficient to operate the Company on a profitable basis and to enable the Company to pursue its short-term growth strategies. In the event, however, that the Company is unable to achieve the anticipated consolidation savings or is otherwise unable to operate the Company profitably, and/or the Company's institutional credit facility is terminated, the Company may find it necessary to seek additional financing. The Company's parent, Duncan Hill Co., Ltd. ("Duncan Hill"), does not have the financial resources to provide the Company with additional financing if needed. Thus, there is no assurance that the Company will be able to obtain additional financing, if needed, on terms favorable to the Company, or at all.

     Upon the acquisition of The Natural Baby Catalog, the Company intends to consolidate the telemarketing, fulfillment, data processing and administrative functions with the Company's current operations in Canton, Ohio. The Company will endeavor to complete the integration and consolidation of The Natural Baby Catalog within ninety days of the consummation of the acquisition. To the extent, however, that the Company is unable to timely complete such integration and consolidation or there is a competitive reaction to the Company's acquisition of The Natural Baby Catalog (see "RISK FACTORS - Competition"), the Company's anticipated consolidation savings and profitability will not be realized short-term resulting in the possibility that the Company may need additional financing (which there is no assurance that it will be able to obtain) within twelve months from the date of the Prospectus.

     3. FUTURE OPERATING RESULTS. The Company's revenue growth and future profitability will depend on its ability to increase catalog sales, to expand the membership of Jeannie's Kids Club and to effectively monitor and control costs. See "BUSINESS - Strategies; and Marketing." Accordingly, there can be no assurance that the Company will operate profitably in the future. Furthermore, future operating results depend upon many factors, including general economic conditions, the level of competition and the ability of the Company to continue to attract and retain customers successfully.

     4. COSTS INCREASES IN POSTAGE AND PAPER. Postal rates and paper costs affect the cost of the Company's order fulfillment and catalog and promotional mailings. The Company relies heavily on the rate structure of the United States Postal Service ("USPS") and strives for discounts for bulk mailings. Like others in the catalog industry, the Company passes along a significant portion of its shipping and handling expense, but does not pass along costs of preparing and mailing catalogs and other promotional materials. In recent years, the USPS has increased its rate for both the mailing of catalogs and packages. In January 1995, the USPS increased the postage rate paid by the Company by 14%. United Parcel Service has also increased its rates, with increases occurring in February of 1994, 1995 and 1996. The price of paper is dependent upon supply and demand in the marketplace. From January 1993 through December 1995, the price of paper available to the Company increased 95%, resulting in increased catalog production costs and contributing to operating loses in 1995. Any future significant increases in postal rates or paper costs could have a material adverse effect on the Company's business, financial condition and results of operation.

     5. FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results may vary significantly from period to period depending on changes in the circulation plans of the Company's catalogs. See "BUSINESS - Marketing."

     6. COMPETITION. The mail order catalog business is highly competitive. The Company's catalogs compete with other mail order catalogs and retail stores, including department stores, specialty stores, discount stores and mass merchants. Many of the Company's competitors have greater financial, distribution and marketing resources than the Company. Three can be no assurance that the Company will be able to compete effectively with existing or potential competitors. See "BUSINESS - Competition."

     Upon its introduction of Jeannie's Kids Club Catalog in July, 1995, the Company experienced a competitive reaction which resulted in three other children's catalogs refusing to exchange with, or rent their mailing lists to, the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION." A similar reaction is not anticipated with the Company's acquisition of The Natural Baby Catalog because Jeannie's Kids Club is not, in the Company's opinion, a substantial competitor of the children's catalogs from which The Natural Baby Catalog rents mailing lists. There can be no assurance, however, that such a competitive reaction will not occur, or that such an occurrence would not have an adverse effect upon the profitability of The Natural Baby Catalog.

     7. DEPENDENCE UPON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL. The success of the Company is highly dependent upon the continued services of William L. Miller, the Company's Chairman of the Board and Chief Executive Officer, and Jeanne E. Miller, the Company's Executive Vice President. Mr. Miller, one of the co-founders of the Company's parent, is principally responsible for the strategic planning and development of the Company. Mrs. Miller, the other co-founder of the Company's parent, is primarily responsible for the merchandise selection, design and production of the catalog. Both Mr. and Mrs. Miller will enter into a five-year employment agreement with the Company. However, if the employment by the Company of either Mr. or Mrs. Miller is either terminated or not renewed, or if either of them is unable to perform his or her duties, there could be a material adverse effect upon the business of the Company until a suitable replacement was found. The Company will attempt to obtain a $1 million key man life insurance policy on each of Mr. and Mrs. Miller, who are husband and wife.

     The Natural Baby Catalog was founded by Jane Martin and reflects her beliefs and philosophy. Mrs. Martin will continue to be primarily responsible for the merchandise selection, design and production of The Natural Baby Catalog pursuant to a two year consulting agreement with the Company. If her consulting engagement with the Company is either terminated or not renewed, or if she is unable to perform her duties, there could be a material adverse effect upon the business of the Company until a suitable replacement was found. See "MANAGEMENT
- Employment Agreements."

     The success of the Company's future growth and profitability will depend, in part, on the Company's ability to recruit and retain additional qualified personnel over time, including a suitable candidate to succeed Mr. Miller, who is 60 years of age, as Chief Executive Officer. There can be no assurance, however, that the Company will be able to retain such additional qualified personnel, once recruited, or recruit other qualified personnel.

     8. LACK OF INDEPENDENT APPRAISER. The Company did not engage an independent appraiser in connection with its intended acquisition of The Natural Baby Catalog. Since independent valuations of such business was not conducted, the Company may pay upon the closing of the acquisition of The Natural Baby Catalog a purchase price in excess of its fair value. See "CERTAIN TRANSACTIONS - Acquisition of The Natural Baby Catalog."

     9. POTENTIAL PRODUCT LIABILITY. While the Company endeavors to sell safe products, there is a possibility that someone could claim personal injury or property damage resulting from the use of products purchased from the Company. Although the Company does not manufacture its products, as a seller of products, the Company is exposed to potential liability. Since 1990, the Company's parent, Duncan Hill, has maintained, for itself and its subsidiaries, product liability insurance. Currently, the amount of coverage is $1 million per occurrence, $2 million in the aggregate and a $2 million umbrella. The Company intends to attempt to procure the same coverages in its name, alone, after the completion of this Offering. Although the Company believes that its present insurance coverage is sufficient for its current level of business operations, there is no assurance that such insurance will be sufficient to cover potential claims, or that adequate, affordable insurance coverage will be available to the Company in the future. A partially or completely uninsured successful claim against the Company or a successful claim in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company.

     10. COMPANY'S COMMITMENT TO PROVIDE MANAGEMENT AND ADMINISTRATIVE SERVICE TO PARENT. William L. Miller, is a co-founder of the Company's parent, Duncan Hill, which has other operating subsidiaries. See "THE COMPANY AND ITS PARENT." Mr. Miller is currently the President of Duncan and its other subsidiaries, as well as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Miller's employment agreement with the Company will provide that he shall be permitted to allocate his time among the various Duncan Hill entities as he deems appropriate, providing however, that he devotes at least 80% of his working time to the affairs of The Company. Accordingly, Mr. Miller will not be devoting his full-time attention to managing the operations of the Company. See "MANAGEMENT - Employment Agreements."

     11. CONTROL BY PARENT AND PARENT'S CONTROLLING STOCKHOLDERS. Upon completion of this Offering, Duncan Hill, the Company's parent, will own approximately 55.8% of the Company's outstanding Common Stock (approximately 54.7% if the Underwriters over-allotment option is exercised in full) and 100% of the Company's outstanding Series A Preferred Stock (5,000,000 shares) which has the same voting privileges as the Common Stock. As a result, Duncan Hill will remain in a position to effectively elect all of the directors of the Company and control its affairs and policies. William L. Miller and Jeanne E. Miller, his wife, the Company's respective Chief Executive Officer and Executive Vice President, each respectively own 53.9% and 9.7% of the shares of the outstanding common stock of Duncan Hill, and thus are in a position to exercise effective control over the affairs of the Company through their effective control over the affairs of Duncan Hill. See "PRINCIPAL SHAREHOLDERS." Ultimate voting control by the Millers may discourage certain types of transactions involving an actual or potential control of the Company, including transactions in which the public holders of the Common Stock might receive a premium for their shares over prevailing market prices.

     12. MANAGEMENT INFORMATION SYSTEMS. The Company's ability to effectively promote products, manage inventory, efficiently purchase, sell and ship products, and maintain cost-effective operations are each dependent upon the accuracy, capability and proper utilization of the Company's management information systems, including its telephone system. The Company will need to enhance the capacity and capabilities of these systems from time to time to support its anticipated growth and remain competitive. The Company's telemarketing, customer service and management information systems functions are housed in a single facility located at its headquarters. The Company has a disaster recovery program through its computer and telephone systems vendors, and it creates a back-up tape for off-site storage of its customer list and computer systems or any significant damage to the Company's headquarters could have a material adverse effect on the Company's business.

     13. TECHNOLOGICAL CHANGES. The direct marketing industry may be affected by ongoing technological developments in distribution and marketing methods such as on-line catalogs and Internet shopping. As a result, the Company's future success will depend on its ability to keep pace with technological developments and respond to new customer requirements. There can be no assurance that the Company's current marketing methods will remain competitive in light of future technological innovations.

     14. ANTI-TAKEOVER MEASURES. The Company is subject to a Delaware statute regulating business combinations that may serve to hinder or delay a change in control of the Company, in addition to those matters relating to control of the Company discussed immediately, above. Also, pursuant to the Company's certificate of incorporation, the Company's Board of Directors may from time to time authorize the issuance of up to an additional 5,000,000 shares preferred stock in one or more series having such preferences, rights and other provisions as the Board of Directors may decide. Any such issuances of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of the holders of the Company's Common Stock and the market for those shares. There are no other provisions, however, in the Company's certificate of incorporation or bylaws which would serve to delay, defer, or prevent a takeover of the Company.

     15. DILUTION TO PUBLIC INVESTORS. This offering will result in an immediate and substantial dilution of the public's investment in the Company because the adjusted net tangible book value per share of the Common Stock upon the completion of this offering ($.41) will be substantially less than the $5.00 per share offering price of the two shares of Common Stock comprising a $10.00 Unit (assumes no value is attributed to the Warrant included in a Unit). See "DILUTION."

     16. NO CASH DIVIDENDS. The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance its growth. See "DIVIDEND POLICY."

     17. STATE SALES TAX. Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence (e.g. offices) without collecting sales tax. Congress, however, has the power to change these laws. Should Congress pass legislation which would permit states to require sales tax collection by mail order companies, most states could be expected to require such collection. This would increase the cost of purchasing the Company's products in those states and eliminate whatever competitive advantage that the Company may currently enjoy with respect to in-state competitors in terms of sales taxation, as well as increasing the administrative and overhead costs to the company in connection with the collection of such sales tax.

     18. DETERMINATION OF OFFERING PRICE. The initial public offering price of the Units and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and the Underwriter and do not necessary bear any relationship to the assets, book value or net worth of the Company or any other recognized criteria of value. Accordingly, such prices should not be considered an indication of the Company's actual value. See "UNDERWRITING."

     19. NO PRIOR PUBLIC MARKET; MARKET VOLATILITY. Prior to this Offering, there has been no public market for the Company's Units, Common Stock or Warrants. There is no assurance that following the Offering an active public trading market will develop or be sustained or that the Units, Common Stock or Warrants will be resold at or above the initial public offering price. Additionally, the market price of the Company's securities may trade below the initial public offering price in response to changes in the general condition of the economy or the retail and catalog business, as a whole, as well as the Company's periodic financial results which may fluctuate quarterly as a result of several factors, including the timing of catalog mailings and changes in the selection of merchandise offered and sold.

     20. CERTAIN IMPLICATIONS OF TRADING-OVER-THE-COUNTER; "PENNY STOCK" REGULATIONS. The Company expects to receive approval for the quotation of its Units, Common Stock and Warrants over-the-counter on the NASD OTC Electronic Bulletin Board. An investor may find it more difficult to dispose of, or to obtain quotations as to the price of, the Company's securities trading over-the-counter than had the Company sought approval for its securities to be listed for quotation on national securities exchange. In addition, the Company's securities will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules,the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

     The Securities and Exchange Commission has adopted "penny stock" regulations which applies to securities traded over-the-counter. These regulations generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a "penny stock," the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over-the-market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market.

     21. UNDERWRITER'S INFLUENCE ON THE MARKET; RESTRICTIONS ON MARKET MAKING ACTIVITIES DURING WARRANT SOLICITATION. The Underwriter intends to make a market in the Company's Units, Common Stock and Warrants following this Offering, although it is not obligated to do so. The Underwriter has advised the Company that it anticipates that other securities dealers also will make a market in the Company's securities, although no assurance can be given that this will be the case. To the extent that the Underwriter acts as market maker in the Company's securities there may be dominating influences in that market. The price and liquidity of the securities may be affected by the degree, if any, of the underwriters participation in the market, because a significant portion of those securities may be sold to customers of the Underwriter. Such customers may subsequently engage in transactions for the sale or purchase of the Company's securities through or with the Underwriter. In the event that market making activities are commenced by the Underwriter, there is no obligation for it to continue those activities.

     The Underwriter has the right to act as the Company's sole agent in connection with any future solicitation of warrantholders to exercise their Warrants. Unless granted an exemption by the Securities and Exchange Commission from Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended, the Underwriter will be prohibited from engaging in any market-making activities with regard to the Company's securities until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for soliciting the exercise of the Warrants. Such limitation could impair the liquidity and market prices of the Common Stock and Warrants. See "UNDERWRITING."

     22. LIMITS ON SECONDARY TRADING. The Company will make application to register or has or will seek to obtain an exception from registration to offer the Units and intends to conduct its selling efforts in California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Kansas, Louisiana, Maryland, Nevada, New York, Rhode Island, Utah and Virginia (the "Primary Distribution States"). Purchasers of the Units in this Offering must be residents of such jurisdictions. In addition, the Units, Common Stock and Warrants will be immediately eligible for resale in the secondary market in each of the Primary Distribution States and in the states of Iowa and Pennsylvania. Purchasers of any of these securities in any secondary trading market which may develop must be residents of such jurisdictions. Several additional states will permit secondary market sales of these securities (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Records Corporation; (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain institutional investors. The Company intends to apply for listing in a recognized securities manual on or about the date of this Prospectus. Purchasers in this Offering and future purchasers of the Company's securities in the secondary market may be restricted or prohibited from re-selling the securities in particular states as a result of applicable blue sky laws. These restrictions may reduce the liquidity of the securities and including their market price.

     23. UNDERWRITERS' PURCHASE OPTION. In connection with this Offering, the Company will sell the Underwriters an option to purchase an aggregate of up to 30,000 Units (the "Underwriters' Purchase Option"). The Underwriters' Purchase Option will be exercisable commencing one year from the date of this Prospectus and for four years thereafter at an exercise price of $12.00 per Unit. For the life of the Underwriters' Purchase Option, the holders thereof will have the opportunity to profit from a rise in the market price of the Units, Common Stock and/or the Warrants without assuming the risk of ownership. The Company may find it more difficult to raise additional capital if it should be needed for the business of the Company while the Underwriters Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Purchase Option. See "UNDERWRITING."

     The Company has also agreed to register the Underwriters' Purchase Option and/or the underlying securities covered thereunder in any future registration statement that the Company may file during the life of the Underwriters' Purchase Option. This obligation could interfere with the Company's ability to obtain financing under any future registration statement filing. See "UNDERWRITING."

     24. POTENTIAL ADVERSE EFFECT OF REDEMPTION OR EXERCISE OF WARRANTS. The Warrants may be redeemed by the Company under certain circumstances. Should the Company provide a notice of redemption of the Warrants, the holders thereof would be forced to either exercise the Warrants at a time when it may be disadvantageous for them to do so, sell the Warrants at the then current market price, or accept the redemption price, which will likely be substantially less than the market value of the Warrants. In addition, the exercise of the Warrants, may have an adverse effect on the market price of the Company's securities should a public trading market develop. Also, while the Warrants are outstanding, the Company may find it more difficult to raise additional capital upon favorable terms because of the potential for the exercise of the Warrants to be dilutive to future investors. See "DESCRIPTION OF SECURITIES - Warrants."

     25. UNREGISTERED SHARES ELIGIBLE FOR IMMEDIATE AND FOR FUTURE SALE. In connection with obtaining equity bridge financing, the Company issued 1,300,000 shares of Common Stock under Rule 504 (the "Rule 504 Shares") of the Securities Act of 1933, as amended (the "1933 Act"). 100,000 of the Rule 504 Shares are subject to an underwriter's "lock-up" and cannot be sold or transferred within 24 months of the date of the Prospectus, unless otherwise permitted by the Underwriter, at which time these shares will be freely tradeable without any necessity for their registration under the 1933 Act. The balance of the Rule 504 Shares, I.E., 1,200,000 shares, are not subject to an underwriter's "lock-up" and are freely tradeable without any necessity for their registration under the 1933 Act. The sale of the Rule 504 Shares by each of the holders thereof may be effected in one or more transactions that may take place over-the-counter, including ordinary broker's transactions, previously negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Rule 504 Stockholders in connection with sales of such securities. The holders of the Rule 504 Shares have paid significantly less for their shares of Common Stock ($.125 per share) than the offering price of each of the two shares of Common Stock comprising a $10 Unit and may elect to sell their Rule 504 Stock at prices below the market value of the Common Stock on the date of sale. Such sales (or the potential therefor) may have an adverse effect on the market price of the Company's securities.

     In addition, the Company's parent, Duncan Hill, holds 2,400,000 unregistered shares of the Company's Common Stock and 5,000,000 unregistered shares of the Company's Series A Preferred Stock (collectively the "Restricted Securities"). Those securities held by Duncan Hill are "restricted securities" as that term is defined by Rule 144 of the 1933 Act, and may only be sold in compliance with the provision of Rule 144 unless otherwise registered by the Company. Furthermore, Duncan Hill has agreed with the Underwriter not to sell or transfer the Restricted Securities within 24 months of the date of this Prospectus unless earlier permitted by the Underwriter. The possible or actual future sales of the Restricted Securities under Rule 144 may have an adverse effect on the market price of the Company's Common Stock should a public trading market develop for such shares. See "SHARES ELIGIBLE FOR FUTURE SALE."

     26. CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to the shares of Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission, and only if such shares of Common Stock are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdiction in which the various holders of the Warrants reside. Although the Company has agreed to use its best efforts to meet such regulatory requirements, there can be no assurance that the Company will be able to do so. The Warrants may be deprived of any value if a prospectus covering the shares of Common Stock issuable upon their exercise is not kept effective or replaced or if such shares of Common Stock are not or cannot be qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside. See "DESCRIPTION OF SECURITIES - Warrants." As of the date of this Prospectus, the Company anticipates that its securities will be qualified for sale or exempt from qualification only in a limited number of states. See "RISK FACTORS - Limits on Secondary Trading."

     27. POTENTIAL ADVERSE EFFECT ON SALES SELLING SECURITYHOLDERS. The Sales of up 1,500,000 Warrants by the Selling Securityholders, or even the potential of such sales, may have an adverse effect on the market price of the Company's securities, should a public trading market develop. See "SELLING
SECURITYHOLDERS."

     28. ESCROW CLOSING OF THE ACQUISITION OF THE NATURAL BABY CATALOG. Within ten business days prior to the date of this Prospectus, the Company will have closed, in escrow, its acquisition of The Natural Baby Catalog. The only conditions upon the release of the acquisition from escrow is the Company's payment of the purchase price to the escrow agent within the earlier of fifteen business days from the date of this Prospectus or five business days from the Underwriter's completion of this Offering; but, in no event, later than April 30, 1997. See "CERTAIN TRANSACTIONS - Acquisition of The Natural Baby Catalog." Should the Company be unable to obtain the release of the acquisition from escrow subsequent to the Underwriter's completion of this Offering as a result of some unforeseen action taken by others, a risk which The Company believes is very remote, the Company will not be able to achieve its business plans as set forth in this Prospectus.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the 300,000 Units offered by the Company (after deducting underwriting discounts, a 3% non-accountable expense allowance and other estimated offering expenses) will be approximately $2,246,629 ($2,638,129 if the Underwriter's over-allotment option is exercised in full). The Company intends to use the net proceeds of this Offering approximately as follows:

                                                APPROXIMATE       APPROXIMATE
                                                  AMOUNT OF     PERCENTAGE OF
                                               NET PROCEEDS      NET PROCEEDS
                                               ------------      ------------
Acquisition of The Natural Baby
Catalog(1)...............................        $1,303,358               58%

Accounts Payable(2)......................           350,000               16%

Repayment of Indebtedness(3).............        $  225,782               10%

Consolidation of the Operations
of The Natural Baby Catalog(4)...........        $  100,000                4%

Working Capital(5).......................        $  267,489               12%
                                                 ----------               --
     TOTAL...............................        $2,246,629              100%

----------
(1) Represents the remaining cash portion of the purchase price in the amount of $1,278,358 to be paid to the Seller of The Natural Baby Catalog, I.E., The Natural Baby Company, Inc. (the "Seller"), and the repayment to Duncan Hill of a down payment on the purchase price in the amount of $25,000 made by Duncan Hill to the Seller. In addition to the cash payment referenced above, the Company will issue to the Seller a convertible Promissory Note in the amount of $250,000 and assume the obligation to pay certain liabilities of the Seller. The purchase price of The Natural Baby Catalog is subject to adjustment. See "CERTAIN TRANSACTIONS - Acquisition of The Natural Baby Catalog."

(2) Includes the payment of $300,000 owed to suppliers of inventory purchased by the Company. At October 1, 1996, the Company estimates that $360,122 of its accounts payable to trade creditors were over due. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - Liquidity and Capital Resources." Also includes the payment of approximately $50,000 in professional fees incurred in connection with: the reorganization involving the Company, its parent and Perfectly Safe, Inc.; and, the Company's intended acquisition of The Natural Baby Catalog.

(3) Includes the repayment of a Bridge Loan in the aggregate principal amount of $125,000, which bears interest at the rate of 8% per annum and is payable upon the earlier of October 16, 1996 and the closing of the Offering. Also includes the payment of accrued interest on the Bridge Loan through March 31, 1997 in the amount of $4,575. See "CERTAIN TRANSACTIONS - Bridge Loan." Also includes the payment of the first installment payment due to the Company's parent, Duncan Hill, in the amount of $96,207, of which $66,858 constitutes the repayment of principal and $29,349 constitutes accrued interest through June 30, 1997. See "THE COMPANY AND ITS PARENT - The Reorganization."

(4) Estimated costs associated with the consolidation of the warehouse, telemarketing and data processing functions of The Natural Baby Catalog into the operations of the Company. See "CERTAIN TRANSACTIONS - Acquisition of The Natural Baby Catalog."

(5) The Company intends to use such funds, as well as the consolidation savings anticipated from the consolidation of the operations of The Natural Baby Catalog, for general working capital purposes. In that regard, the Company intends to replace its outdated data processing software and hardware, and statistical modeling software, at an annualized cost of approximately $75,000 per year, on a leased basis. The Company also intends to spend up to $150,000 per year to develop new customer acquisition and other marketing programs. See "BUSINESS - Strategies." In the event that the Company is unable to achieve the anticipated consolidation savings from the consolidation of the operation of The Natural Baby Catalog on a timely basis, the Company may need additional financing within twelve months from the date of the Prospectus. See "RISK FACTORS - Integration and Consolidation of The Natural Baby Catalog Business; Adequacy of Financing." There is no assurance that the Company will be able to obtain additional financing, if needed, on terms favorable to the Company or at all.

                                 DIVIDEND POLICY

         The Company currently intends to retain any earnings to finance the development and expansion of the Company's business and does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends by the Company are subject to the discretion of the Board of Directors of the Company. Any future determination to pay dividends will depend on the Company's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the Board of Directors.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                    DILUTION

         The adjusted net tangible book value of the Company as of September 30, 1996 was $251,688 or $.07 per share of Common Stock, after giving effect to the receipt of $200,000 of borrowings under a Bridge Loan and $162,500 in proceeds and the issuance of 1,300,000 shares of Common Stock in the Rule 504 equity bridge financing (See "CERTAIN TRANSACTIONS - Bridge Loan, Rule 504 Shares"). Net tangible book value per share is determined by dividing the tangible net worth of the Company (tangible assets less all liabilities) by the total number of outstanding shares of Common Stock (3,700,000 shares as adjusted as of September 30, 1996). The Company's tangible assets consists of all of its balance sheet assets except for goodwill. After giving effect to the sale by the Company of 300,000 Units and the receipt of the net proceeds therefrom, and the conversion of $75,000 of the Bridge Loan into 1,500,000 Warrants (See "CERTAIN TRANSACTIONS - Bridge Loan"), the adjusted net tangible book value of the Company as of September 30, 1996 would have been $1,761,984 or $.41 per share of Common Stock. This represents an immediate increase in the adjusted net tangible book value of $.34 per share of Common Stock to existing stockholders and an immediate dilution (the difference between the price to the public per share of Common Stock and the adjusted net tangible book value per share of Common Stock after the Offering) in the adjusted tangible book value of $4.59 per share of Common Stock to new investors (assuming for this discussion that each of the two shares of Common Stock comprising a $10.00 Unit is valued at $5.00 per share, and no value is attributed to the Warrant included in a Unit).

     The following table illustrates this per share of Common Stock dilution:

The initial price of a share of Common
Stock paid by new investors                                     $ 5.00

         Adjusted net tangible book value
         per share of Common Stock before

         this Offering...........................  $ .07

         Increase in adjusted net tangible
         book value per share of Common

         Stock attributable to new investors.....  $ .34
                                                   -----

Adjusted net tangible book value per share
of Common Stock after this Offering..............               $  .41
                                                                ------

Dilution in adjusted net tangible book value
per share of Common Stock to new
investors........................................               $ 4.59
                                                                  ====

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         The following table summarizes, as of the completion of this Offering, the differences between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company and the total and average consideration paid per share.

                                           SHARES PURCHASED               TOTAL CONSIDERATION
                                           ----------------               -------------------
                                                                                                    AVERAGE PRICE
                                      NUMBER        PERCENT             AMOUNT        PERCENT         PER SHARE
                                      ------        -------             ------        -------       -------------

Existing stockholders              3,700,000            86%           $462,500            13%           $ .125

New Investors(1)                     600,000            14%         $3,000,000            87%           $5.00
                                   ---------         ------         ----------         ------
         Totals                    4,300,000         100.0%         $3,462,500         100.0%           $ .80
                                   =========         ======          =========         ======

----------
(1)  Based upon the sale of 300,000 Units.

         The foregoing discussions do not give effect to the issuance of any additional shares of Common Stock upon the exercise of the Underwriter's over-allotment option, the Underwriter's Purchase Option, the Warrants underlying each of the foregoing, the Warrants owned by the Selling Securityholders and the Warrants underlying the sale of 300,000 Units in this Offering. If shares of Common Stock are issued by the Company pursuant to any or all of the foregoing when the Company's net tangible book value per share exceeds the applicable price, then the net tangible book value per share of the then outstanding shares of Common Stock will be further diluted.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                 CAPITALIZATION

        The following table sets forth, as of September 30, 1996, (i) the actual capitalization of the Company; (ii) the capitalization of the Company, as adjusted to reflect the receipt of $162,500 in proceeds from the sale of 1,300,000 shares of Common Stock in the Rule 504 equity bridge financing (see "CERTAIN TRANSACTIONS - Rule 504 Shares"), and the receipt of $200,000 from the Bridge Loan (see "CERTAIN TRANSACTIONS - Bridge Loan"); and (iii) the pro forma capitalization of the Company, as adjusted to reflect the sale of 300,000 Units offered hereby and the receipt of the estimated net proceeds therefrom. The table below should be read in conjunction with the financial statements of the Company and notes thereto included elsewhere in the Prospectus.

                                                                                    SEPTEMBER 30, 1996
                                                             ----------------------------------------------------------------
                                                                           ACTUAL          AS ADJUSTED         PRO FORMA(1)
                                                             ----------------------------------------------------------------
Long Term Debt obligations, less current maturities                      $300,000(2)          $500,000(2)(3)       $300,000

Stockholder's Equity:
    Common Stock, $.001 par value, 35,000,000 shares
    authorized, 2,400,000 shares issued and outstanding
    actual; 3,700,000 shares issued and outstanding pro
    forma; and 4,300,000 issued and outstanding as
    adjusted................................................              $ 2,400              $ 3,700               $4,300

    Series A Preferred Stock, $.001 par value,
    10,000,000 shares authorized, 5,000,000 shares
    issued and outstanding..................................              $ 5,000              $ 5,000               $5,000

    Warrants, 1,500,000 issued and outstanding as
    adjusted(4).............................................                   --                   --              $75,000

    Additional Paid-in-capital..............................             $297,600             $458,800           $2,620,905

    Retained Earnings (Accumulated Deficit).................             ($23,156)            ($23,156)            ($23,156)

       Total stockholders' equity (deficit).................             $281,844             $444,344           $2,682,049
                                                                         --------             --------           ----------
Total Capitalization                                                     $581,844             $944,344           $3,232,049
                                                                         ========             ========           ==========

----------

(1) Does not include: any of the Units which the Underwriter has the option to purchase to cover over-allotments; or any Common Stock underlying the Warrants included in the Units, the Selling Securityholders' Warrants or the Underwriter's Purchase Option.

(2) Includes the promissory note issued by the Company to its parent, Duncan Hill, as part of the reorganization effective June 30, 1996 in the principal amount of $391,604 less $91,604 of current maturities. See "THE COMPANY AND ITS PARENT - The Reorganization."

(3) Includes $200,000 Bridge Loan, $125,000 of which is to be repaid upon the completion of this Offering and $75,000 of which is convertible upon its terms into 1,500,000 Warrants on the date of this Prospectus. See "CERTAIN TRANSACTIONS - Bridge Loan."

(4) Issued upon the conversion of the convertible portion of the Bridge Loan referenced in Note 3 above.

                             SELECTED FINANCIAL DATA

         Set forth below are the selected financial data of the Company as of and for the years ended December 31, 1995 and 1994 and for the nine-month periods ended September 30, 1996 and 1995. The selected financial data as of and for the years ended December 31, 1995 and 1994 have been derived from the historical financial statements of the Company, which include the financial statements of its predecessor, Perfectly Safe, Inc., and which have been audited by Hausser + Taylor, whose report with respect to such financial statements appears elsewhere in the Prospectus. The selected financial data as of and for the nine months ended September 30, 1996 and 1995 have been derived from the unaudited books and records of the Company, and include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and results of operations of the Company for such periods. The results of operations for the nine month periods are not necessarily an indication of results for a full fiscal year. Also set forth below are pro forma selected financial data as of and for the year ended December 31, 1995 and for the nine-month period ended September 30, 1996, which data has been derived from the Company's pro forma combined financial statements (unaudited), included elsewhere in the Prospectus. The pro forma combined financial statements assume that the Company acquired The Natural Baby Catalog at the beginning of the fiscal year ended December 31, 1995 for the unaudited pro forma combined statements of income and as of September 30, 1996 for the unaudited pro forma combined balance sheet, and include, in the opinion of management, all adjustments necessary to present fairly the combined results of the operations of the Company and The Natural Baby Catalog for the periods contained therein. The pro forma results of operations are not intended to be indicative of the results which would have occurred on the dates indicated or which may be realized in the future. The selected financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" as well as the Company's historical financial statements and the related notes thereto and the Company's pro forma combined financial statements and the related notes thereto, included elsewhere in the Prospectus.

Statement of Operations Data:                       YEAR ENDED DECEMBER 31,                  NINE MONTHS ENDED SEPTEMBER 30,
                                                   -------------------------                --------------------------------

                                                                          PRO FORMA                                    PRO FORMA
                                              1994           1995           1995           1995           1996            1996
                                             ------         ------          -----         ------         ------          -----
         Total Sales                        $5,002,519     $5,724,337     $10,952,806    $4,267,648     $4,816,950       $9,162,141
         Cost of Sales                       2,861,361      3,540,487       6,144,879     2,580,791      3,099,124        5,841,623
                                            ----------     ----------     -----------    ----------     ----------       ----------
                Gross Profit                 2,141,158      2,183,850       4,807,927     1,686,858      1,717,826        3,320,518
         Selling Expenses                    1,590,497      1,754,601       3,419,265     1,358,918      1,275,403        2,178,760
         General and Administration Expenses   466,276        638,191         728,519       436,017        537,513          605,259
                                            ----------     ----------     -----------    ----------     ----------       ----------
         Income (Loss) from Operations          84,385      (208,942)         660,143     (108,077)       (95,090)          536,499
         Other Income (Expense)                  7,785         8,610            7,550       (2,413)       (30,812)          (71,898)
                                            ----------     ----------     -----------    ----------     ----------       ----------
         Income (Loss) before Income Taxes      92,170      (200,332)         667,693     (110,490)      (125,902)          464,601
         Provision (Credit) for Federal
           Income Taxes                         17,920       (37,100)         227,016      (27,623)       (31,476)          157,964
                                            ----------     ----------     -----------    ----------     ----------       ----------
         Net Income (Loss)                     $74,250     ($163,232)        $440,677     ($82,868)      ($94,427)         $306,637
                                               =======     ==========        ========     =========      =========         ========
         Net Income (Loss) per common share      $0.03        ($0.07)           $0.10       ($0.03)        ($0.04)            $0.07
         Weighted average shares outstanding
           during the period                 2,400,000      2,400,000       4,300,000     2,400,000      2,400,000        4,300,000

                                         DECEMBER 31,                                     SEPTEMBER 30, 1996
                                   -----------------------                       ------------------------------------

                                      1994            1995                   ACTUAL    ADJUSTED(1)     ADJUSTED(1)(2)
                                      ----            ----                   ------    -----------     --------------
Balance Sheet Data:
   Total Assets                 $1,674,964      $2,112,573               $2,522,281     $2,884,781         $5,111,262
   Working Capital (deficit)      (126,184)       (753,808)                (740,054)      (577,554)           833,425
   Total Liabilities               897,095       1,736,302                2,240,437      2,440,437          2,429,213
   Stockholder's equity (deficit)  539,503         376,271                  281,844        444,344          2,682,049

----------
(1) Gives effect to the receipt of $200,000 of proceeds from the Bridge Loan, See "CERTAIN TRANSACTION - Bridge Loan." Also gives effect to the receipt of $162,500 for the sale of 1,300,000 shares of the Company's Common Stock to private investors. See "CERTAIN TRANSACTIONS - Rule 504 Shares."

(2) Gives effect to the sale of 300,000 Units offered hereby and the application of the net proceeds therefrom in the amount of $2,246,629. Also gives effect to the conversion of $75,000 of the principal amount of the Bridge Loan into 1,500,000 Warrants. See "CERTAIN TRANSACTIONS - Bridge Loan."

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         This discussion should be read in conjunction with the information contained in the financial statements of the Company and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

         The Company acquired its first catalog, Perfectly Safe in December 1989. From that point on the Perfectly Safe Catalog has relied upon catalog circulation to acquire new customers and to provide its revenue base. During the year 1990 the Perfectly Safe Catalog generated $1,473,000 in net sales from catalog circulation of approximately 900,000 catalogs. Catalog circulation was increased each year through 1994, when the Company mailed 3.7 million catalogs and generated $5.0 million in net sales. To reflect the value of the acquired customer and the mailing list, the Company capitalized certain costs of customer acquisition during this period, and reflected the capitalized value of the Perfectly Safe mailing list as "Customer Lists" on the Company's balance sheet.

         During the first quarter of 1995 the Company created its Jeannie's Kids Club's Catalog, which offers popular children's products at discounts of up to 60% of the price charged by other children's catalogs for the same product. To make a purchase at the discounted price, the customer must become a member of Jeannie's Kids Club which costs $18 per year. Renewals are billed to a club member's credit card prior to the membership's expiration. The first Jeannie's Kids Club Catalog was mailed in July, 1995. In its first six months of operation (six months ended December 31, 1995), Jeannie's Kids Club generated $1 million in net sales, or 20% of the Company's net sales for the year 1995. In the first nine months of 1996, Jeannie's Kids Club net sales were $2.8 million, or 58% of the Company's total net sales. While membership renewal is subject to a variety of factors, such as cancellations, expired credit cards, and changes of address, the Company believes that the renewal rate of $18 per year, with the Company's cost of renewal at less than 10% of the renewal rate, will favorably impact the profitability of Jeannie's Kids Club operations.

         In the twelve months since its inception, the Company has capitalized certain costs of development of its Jeannie's Kids Club Catalog. Those costs include investments in mailing lists, and deferred expenses associated with creative costs, artwork, photography, film, and market testing of concept and pricing. At September 30, 1996, the Company reported $253,268 in capitalized mailing list values and $358,911 of deferred development expense.

RESULT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER, 30, 1995.

         Sales for the period increased $549,301, or 12.9%, to $4,816,950 compared with $4,267,649 during the same period in 1995. Catalog circulation was unchanged at 3,050,000, with gross revenue per catalog mailed increasing 12.9% to $1.58 per book, versus $1.40 during the comparable 1995 period.

         Although catalog circulation remained constant, the Company changed its mix of catalog mailings; I.E., Jeannie's Kids Club Catalog accounted for 10.7% of catalogs mailed in the nine months ended September 30, 1995 and 62.5% of catalogs mailed in the same period in 1996. The Company's Jeannie's Kids Club Catalog mailings were 327,914 and 1,905,044 in the nine month periods ended September 30, 1995 and 1996, respectively.

         The Company reduced the circulation of its Perfectly Safe Catalog 59.3% from 2.7 million circulation in the nine-month period ended September 30, 1995 to 1.1 million for the same period in 1996. The reduction in circulation of 1.6 million catalogs was due, in part, to a planned reduction in circulation in reaction to 1995 cost increases in paper and postage. See "RISK FACTORS - Cost Increases in Postage and Paper." Additionally, the Company experienced a competitive reaction caused by the introduction of Jeannie's Kids Club Catalog. Prior to the introduction of Jeannie's Kids Club Catalog, the Company exchanged mail lists with three other children's catalogs, which provided approximately 17% of the catalog circulation and resulting sales for the Perfectly Safe Catalog. When the Company introduced Jeannie's Kids Club Catalog, the three children's catalogs referenced above refused to rent or exchange mailing lists with the Company for competitive reasons, which reduced Perfectly Safe's Catalog circulation and revenues in this segment of the business. Although the Company uses statistical modeling and database techniques for identifying potential customers, the business from these mailing lists cannot be replaced at past levels of profitability.

         Gross profit for the nine months ended September 30, 1996 increased by $30,968, or 1.8%, to $1,717,826 from $1,686,858 for the first nine months of
1995. Gross profit margins declined slightly to 35.6% from 39.5% compared with the same period of the prior year, attributable to the shift in the mix of sales from the Perfectly Safe Catalog to Jeannie's Kids Club Catalog, which sells its products at a discount. In the third quarter of 1996, the Company experienced an increase in gross margins to 49.7% from 42.6% in the same period for 1995, attributable to increased revenues from membership fees over 1995 levels and the commencement of membership renewals. While there can be no assurance that efforts to obtain membership fees and renewals will continue to be successful, the Company believes that the increasing base of members in Jeannie's Kids Club will increase membership renewals and gross profit margins in the future.

         Selling expenses for the nine months ended September 30, 1996 were $1,275,403, a decrease of 6.1% from $1,358,918 experienced in the comparable period in the year 1995. The principal component of the decrease was advertising expense, which declined from 28.1% of sales to 25.2% of sales, reflecting the higher percentage response rates and higher average order size of Jeannie's Kids Club Catalog.

         General and administrative expense increased by $101,500, or 23.3%, to $537,500 in the first nine months of 1996 compared with $436,000 during the comparable period in 1995. The major components of the increase were as follows: increases in wages and payroll taxes in the amount of $61,800, reflecting increased overhead expense associated with Jeannie's Kids Club operations; increased occupancy expense in the amount of $17,900 for additions to warehouse space to accommodate Jeannie's Kids Club inventory; increased amortization and depreciation expense of $14,600 to reflect additions to the asset base of Jeannie's Kids Club mailing lists and development costs. General and administrative expenses for the periods ended September 30, 1995 and June 30, 1996 were incurred by the Company's parent, Duncan Hill, and allocated to the Company consistent with past practices. See "THE COMPANY AND ITS PARENT." As a result of the reorganization in which the Company succeeded to the operations of Perfectly Safe, Inc., the Company began to handle certain of its own administrative functions, directly, effective June 30, 1996. See "THE COMPANY AND ITS PARENT."

         Net other income and expense increased to $30,812 in the nine months ended September 30, 1996 compared with $2,413 for the comparable period in 1995. The increase was primarily due to interest expense for the Company's working line of credit.

         Net loss for the nine months ended September 30, 1996 was $94,427, or 2.0% of sales, compared with a loss of $82,868, or 1.9% of sales for the period ended September 30, 1995. The Company believes that its losses were due principally to three factors: the introduction of Jeannie's Kids Club Catalog and its related expenses; losses of sales of the Perfectly Safe Catalog due to the competitive reaction to the introduction of Jeannie's Kids Club discussed above; and, general and administrative expenses that the Company believes are high relative to its revenue base. General and administrative expenses for the nine months ended September 30, 1996 and 1995 were 11.1% and 10.2% of sales, respectively. While the Company believes that its general and administrative functions are relatively efficient and cost effective for the work required to conduct its business, it also believes that its revenue base can be expanded with the acquisition of The Natural Baby Catalog with less than proportionate increases in general and administrative expense.

         At September 30, 1996 the Company had 147,573 total households available for purposes of list rental to other catalogs, which are non-competitive or compete with the Company to a lesser extent. Total households are defined as those households purchasing from the Company in the past 24 months, and rental selections may be made on the basis of 24, 12, 6, or three month recency of purchase. List rental rates charged by the Company are $85.00 per thousand households for 24 months buyers, and increase to $100.00 per thousand households for three month "hotline" buyers. The Company pays a 30% brokerage commission on published rates. For nine months ended September 30, 1996 and 1995, list rental income was $83,133 and $60,744, respectively. The increase in revenue of 36.9% is generally attributable to easing of paper costs in 1996 resulting in industry-wide higher catalog circulations than in 1995, along with improved selling effort by the broker.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO THE YEAR ENDED DECEMBER 31, 1994.

         Sales for 1995 increased 14.4% to a total of $5,724,337, compared with sales of $5,002,519 during the year 1994. Catalog circulation decreased 2.5% to
3.9 million catalogs versus a circulation of 4.0 million catalogs during 1994, resulting in an increase in revenue per catalog mailed of 16% from $1.25 to $1.46. The Company introduced Jeannie's Kids Club Catalog in July 1995 and mailed 708,804 catalogs in the second half of 1995. The Company attributes the higher revenue per catalog mailed to the relatively higher Jeannie's Kids Club average order and percentage response rates. The net sales of Kids Club in 1995 of $1,033,806 were partially offset by a decrease in sales of Perfectly Safe Catalog, which declined $396,081, or 8% of sales, to $4,606,438, compared with $5,002,519 in 1994. The Company believes that the decrease in sales is attributable to the competitive reaction, discussed above, which occurred with the introduction of Jeannie's Kids Club, and resulted in three other children's catalogs refusing to exchange with, or rent their mailing lists to, the Company.

         Cost of sales, as a percentage of net sales, was 61.8% and 57.2% for 1995 and 1994, respectively. The increase was primarily due to increased costs of merchandise, which rose from 38.8% of net sales to 41.1% in 1995. Merchandise costs of the Company's Jeannie's Kids Club Catalog are a relatively higher percentage of net sales, as the customer benefits from lower product prices in return for paying club membership fees. The Company expects that its merchandise costs will fluctuate depending upon, among other factors, the percentage of sales derived from the lower price Jeannie's Kids Club Catalog. In addition to merchandise cost increases, the Company experienced increases in its cost of fulfillment equal to 1.1% of net sales, as fulfillment expenses rose from 20.5% of net sales in 1994 to 21.6% of net sales in 1995. Fulfillment expense consists of costs of shipping, direct labor, packaging, order entry and 800 line telephone costs. The Company experienced cost increases in this area primarily from increases in shipping costs, which rose 13.6% from 1994 to 1995. While outbound shipping costs fluctuate with the package size, number of shipments per order, etc., the increase was also affected by the pricing structures of United Parcel Service, the Company's primary carrier of outbound shipments. UPS increased prices in February, 1995, and while shipping costs are passed along to the customer in the form of a shipping and handling surcharge, those costs were not fully recovered by the Company during 1995.

         Selling expenses, as a percentage of net sales, were 30.6% and 31.8% for 1995 and 1994, respectively. The Company's Perfectly Safe Catalog experienced an increase in advertising expense of 1% from 28.7% of sales in 1994 to 29.7% in 1995. Jeannie's Kids Club Catalog had no sales in 1994, but recorded advertising expenses of 14.3% of sales in 1995, its first year of operations. The lower advertising expense ratio of Jeannie's Kids Club was due to higher responses from its catalog mailings, limited quantities of selected rental lists with conservatively chosen criteria, and use of the available Perfectly Safe in-house lists.

         Additionally, the Company conducted research and tests regarding club membership acceptability and pricing, and capitalized those costs to be amortized over future Jeannie's Kids Club Catalog mailings. The amounts capitalized in 1995 were $76,593 and $153,191 and will be amortized over a period of 4 and 20 years, respectively.

         General and administrative expenses were $466,276, or 9.3% of net sales, in fiscal 1994 and $638,191, or 11.1% of net sales, in fiscal 1995. The increase was principally due to additional warehouse space leased to accommodate the addition of the Jeannie's Kids Club Catalog, and from increased depreciation and amortization charges, primarily as a result of increased amortization of customer mailing lists. General and administrative expenses for the fiscal years 1994 and 1995 were incurred by the Company's parent, Duncan Hill, and allocated to the Company consistent with past practices. See "THE COMPANY AND ITS PARENT." In 1994 and 1995 the Company's allocation was 52% and 69%, respectively, of Duncan Hill's total general and administrative expense. The increase in the percentage allocation was due to an increase in the Company's balance sheet assets as a result of the introduction of its Jeannie's Kids Club Catalog.

         Net other income increased to $8,610 in the year ended December 31, 1995 compared with $7,785 for the comparable period in 1994, due to such items as interest income and miscellaneous sales for the periods involved.

         Net losses for the year ended December 31, 1995 were $163,232, or 2.9% of sales, compared with net income of $74,250, or 1.5% of sales, for the year ended December 31, 1994. The Company believes that its losses were due to reduced gross profit margins, and increased levels of general and administrative expense. Gross profit margins for the years ended December 31, 1995 and 1994 were 38.2% and 42.8%, respectively. The Company's Jeannie's Kids Club Catalog, introduced in July 1995, offers reduced pricing and has lessor potential gross profit margins, which impacted the Company's overall gross margin percentage in 1995 because of the Jeannie's Kids Club mix of sales. While the Company anticipates that Jeannie's Kids Club's lower gross profit margins will be offset by corresponding decreases in advertising expense and membership renewals, profitability in 1995 was adversely affected.

         The Company's net list rental income, after brokerage fees, was $171,511 and $84,053 for the years ended December 31, 1994 and 1995, respectively. The decline of 51% was due to Perfectly Safe's reduction in sales of 4.6% from 1994 to 1995, and from reductions in 1995 circulation by list rental customers in reaction to 1995 increases in paper and postage costs.

LIQUIDITY AND CAPITAL RESOURCES

         As of September 30, 1996 the Company had a deficit in retained earnings of ($23,156), compared with retained earnings at December 31, 1995 and 1994 of $371,271 and $234,503, respectively. The Company financed this, in part, from a bank line of credit which had a balance of $650,000 at September 30, 1996, and balances at December 31, 1995 and 1994 of $430,000 and $175,000, respectively. Additionally, the Company used extensions of trade credit to finance its operations during this period. Accounts payable at September 30, 1996 were $1,052,621, and the Company estimates that approximately $250,000 of this balance is attributable to financing of operations. This is based upon the Company's historical experience with accounts payable, whose normal working balances have been equivalent to 45 days sales.

         The Company introduced its Jeannie's Kids Club Catalog in July, 1995, and in the subsequent twelve months capitalized certain costs of its development. Capitalized amounts for the year ended December 31, 1995, and for the nine month period ended September 30, 1996 were $229,784 and $129,127, respectively. Additionally, the Company capitalized certain costs associated with development of the Jeannie's Kids Club member mailing list, and reflected those amounts as "Customer Lists" on its balance sheet. Capitalized amounts for the year ended December 31, 1995, and for the nine month period ended September 30, 1996 were $129,724 and $62,258, respectively. The Company paid for its investments in mail lists and capitalized development costs through a line of credit and through extensions of trade credit as described above.

         Effective June 30, 1996, the Company was recapitalized as Kids Stuff, Inc. by its parent, Duncan Hill, for the purpose of transferring the operating assets of Duncan Hill to its children's catalog operating subsidiary. At that time the Company purchased current assets, including inventory and prepaid advertising costs of catalogs in circulation, operating equipment, goodwill, mailing lists, and Jeannie's Kids Club development costs. The Company paid for those assets through the assumption of liabilities, including accounts payable and bank lines of credit, by a promissory note payable to Duncan Hill and by preferred and common stock of the Company. See "THE COMPANY AND ITS PARENT - The Reorganization."

         In order to finance its most recent operations, the Company entered into certain private financing agreements commencing in October, 1996. In that regard, the Company issued 8% promissory notes in the amount of $125,000 to be repaid with a portion of the proceeds of this Offering, promissory notes in the amount of $75,000, convertible upon the date of this Prospectus into Warrants to purchase 1,500,000 shares of common stock, and 1,300,000 shares of the Company's Common Stock for $162,500. See "CERTAIN TRANSACTIONS - Bridge Loan - Rule 504 Shares."

         The Company has contracted to purchase the catalog business of The Natural Baby Company, Inc. ("Baby Co."). The purchase price to be paid by the Company consists of a cash payment in the amount of $1,303,358 (less a $25,000 down payment previously paid to Baby Co. by Duncan Hill) to be paid with a portion of the proceeds of this Offering, the assumption of Baby Co.'s accounts payable incurred in the ordinary course of business, which is estimated to be approximately $299,401, as of September 30, 1996, assumption of Baby Co.'s remaining lease obligations in the approximate amount of $35,500, and a long-term convertible note issued by the Company to Baby Co. in the amount of $250,000. The Company intends to pay these obligations from The Natural Baby Catalog's cash flow. The purchase price is also subject to certain adjustments. See "CERTAIN TRANSACTIONS - Acquisition of The Natural Baby Catalog." The Company will also repay to Duncan Hill with a portion of the proceeds of this Offering the $25,000 down payment referenced above.

         The Natural Baby Catalog had 1995 revenues of $5,228,469 and operating pre-tax profits of $212,733. On a combined pro-forma basis, the consolidation of The Natural Baby Catalog into the operations of the Company, assuming the consolidation occurred January 1, 1995, in management's estimate, would have resulted in pre-tax consolidation savings of $655,292 in 1995 and $364,210 for the first nine months of 1996, through reductions in administrative and direct labor expenses. The combined pro-forma pre-tax operating profits would have been $667,693 for 1995 and $464,601 for the first nine months of 1996.

         At December 1, 1996 the Company had cash available of $295,373, consisting of a cash balance of $145,373 and available funds from its line of credit of $150,000. The Company's trade accounts payable were $1,089,482, or 67 days sales based upon November's sales activity. The Company estimates that $360,122 of their accounts payable are overdue based upon the Company's estimates of "normal" accounts payable of 45 days sales. Pending the completion of this Offering, the Company continues to rely upon its trade creditors for short-term financing, and may be required to seek additional financing should the policies of its trade creditors change.

         In the event that the Company is unable to achieve the anticipated consolidated savings from the consolidation of the operations of The Natural Baby Catalog on a timely basis, the Company may need additional financing within twelve months of the date of the Prospectus. See "RISK FACTORS - Integration and Consolidation of The Natural Baby Catalog Business; Adequacy of Financing."

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

         This Prospectus contains forward-looking statements, including statements regarding, among other things, the Company's growth strategies and anticipated consolidation savings from the consolidation of the operations of The Natural Baby Catalog. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of changes in the trends in the children's mail order catalog industry and the factors discussed in "RISK FACTORS." In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact occur.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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                           THE COMPANY AND ITS PARENT

HISTORY OF DUNCAN HILL

         The Company's parent, Duncan Hill, was organized under Ohio law in 1977 for the purpose of developing and marketing a designer line of smoking pipes, tobacco and accessories. In 1980, a Duncan Hill subsidiary, Highland Pipe Company, acquired the pipe manufacturing business of the Monarch Pipe Co., of Bristow, Oklahoma. In 1984, the business of E.A. Carey Co. of Chicago, the dominant mail order supplier of smoking products, was purchased by Duncan Hill through its subsidiary, E.A. Carey of Ohio, Inc.

         Perfectly Safe, Inc. was formed by Duncan in 1990 under Ohio law for the purpose of publishing The Perfectly Safe Catalog, which was acquired from Jeanne E. Miller in January, 1990. Mrs. Miller purchased the Perfectly Safe Catalog in 1988 from the catalog's creator. In July, 1995, Perfectly Safe, Inc. began to publish its second catalog, Jeannie's Kids Club.

         Prior to June 30, 1996, the telemarketing, order fulfillment, data processing and administrative function of Perfectly Safe, Inc. were provided by Duncan Hill, which also provided those services as applicable, to its other operating subsidiaries. Duncan Hill allocated the cost of its services to its operating subsidiaries on a direct cost basis, as applicable, or on a pro rata basis determined by the percentage of total assets of the various operating subsidiaries, exclusive of the assets of Duncan Hill.

THE REORGANIZATION

         Effective June 30, 1996, the Company succeeded to the catalog business of Jeannie's Kids Club and Perfectly Safe as a result of a reorganization in which the Company acquired from Duncan Hill the assets and liabilities of Perfectly Safe, Inc., which was dissolved. The Company was incorporated by Duncan Hill under Delaware law and had no operations prior the reorganization.

         Effective June 30, 1996, the Company also acquired from Duncan Hill the assets used by Duncan to perform the telemarketing, order fulfillment, data processing and administrative functions, so that the Company could perform those functions itself. The Company then entered into a transition period in which telemarketing, data processing, order fulfillment, and administrative functions were transferred from Duncan Hill to the Company in a manner consistent with the operational requirements of the various subsidiaries of Duncan Hill. During this period certain costs were allocated by Duncan Hill to the Company, and in return, certain costs were allocated by the Company to Duncan Hill and its other subsidiaries, depending upon the transition status of the cost area involved. In either case, the costs were allocated pro rata in a manner consistent with Duncan Hill's practices in existence prior to June 30, 1996. The Company anticipates that the transition period will be completed by December 31, 1996.

         Subsequent to December 31, 1996, the Company will provide services to Duncan Hill and Duncan Hill's other subsidiaries, as requested, on an actual cost basis. Actual costs are those direct costs that can be charged on a per order or per hour basis, plus fixed costs allocated on a pro rata basis by dividing the total assets of the operating entity requesting services by the sum of the total assets of all operating entities of Duncan Hill and the operating entity requesting services.

         The purchase price of the Perfectly Safe and Duncan Hill assets acquired by the Company is $2,613,404, payable as follows: The Company has issued Duncan Hill a Promissory Note in the principal amount of $366,858 payable in four annual installments commencing June 30, 1997 and bearing interest at the rate of 8% per annum. The principal amount of the first installment is $66,858 and is $100,000 for each ensuing installment. In addition, the Company issued Duncan 2,400,000 shares of Common Stock valued at $.125 per share and 5,000,000 shares of Series A Preferred Stock valued at $.001 per share. Further, the Company agreed to assume all of the liabilities of Perfectly Safe, Inc. as of June 30, 1996 in the amount of $1,291,546, as well as Duncan's outstanding obligations under its credit facility in the amount of $650,000 as of June 30, 1996. Almost the entirety of the borrowings

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under the credit facility were used to support the Company's operations. See
"BUSINESS - Institutional Credit Facility."

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                    BUSINESS

GENERAL

         The Company is a specialty direct marketer which currently publishes two catalogs with an emphasis on children's hardgood products from prenatal to age three. The Company's first catalog, "Perfectly Safe, The Catalog For Parents Who Care/Registered trademark/" is the nation's only catalog devoted to child safety, child-proofing the home, and safety-related products for the family. The Company has published Perfectly Safe since 1990, during which time it has circulated over 15 million catalogs and helped to childproof over 300,000 homes. One of the Company's founders authored "The Perfectly Safe Home" published by Simon & Shuster, and appeared on national television, radio, and magazines in the name of child safety.

         In July, 1995 the Company introduced its "Jeannie's Kids Club" catalog to broaden its market and to introduce a new direct marketing concept in children's products. Jeannie's Kids Club offers parents of young children who become members the opportunity of saving up to 60% compared with the same products in other popular children's catalogs. The current annual membership fee is $18.00 per year. Upon the completion of the Offering, the Company intends to acquire its third catalog, The Natural Baby Catalog, which specializes in alternative children's hard and softgood products from prenatal to age three.

         With the addition of The Natural Baby Catalog, the Company believes that it will be one of the leading direct marketers of quality children's products from prenatal to age three, a market which is determined by the overall birth rate in the United States. The birth rate peaked in the United States in 1989 at 4.1 million births per year, and is estimated by the U.S. Census Bureau to be 3.8 million births in 1997, which is 100,000 less than its estimate for 1996.

         The Company's market for children's goods is also affected by the historical rise of women in the work force, which has risen to 48% of all households today compared with 27% in 1960. Current estimates indicate that a family earning $45,000 today will spend $7,610 or 17% of their income on their baby during the first year of its life. The Company believes that a birth rate of 3.8 million births per year and the high percentage of women in the work force will place a continued emphasis on the convenience and value of shopping by catalog.

         The Company is aware of sixteen other children's hardgood-catalog businesses which the Company estimates each having a revenue base of less that $10 million per year. Because of increasing overhead requirements, the Company believes that it will become more difficult for a consumer catalog business with revenues of less than $10 million to operate profitably and should result in a consolidation of some of these businesses in the future.

         The Company intends to consolidate the operations of The Natural Baby Catalog with the operations of the Company and anticipates a consolidation savings in direct labor expenses as well as overhead. On a pro forma basis, the combined operations of the Company and The Natural Baby Catalog would have resulted in revenues of $9,162,141 and a pre-tax profit of $464,601 for the nine months ended September 30, 1996, and revenues of $10,952,806 and a pre-tax profit of $667,693 for the year ended December 31, 1995. Thus, the Company believes that its acquisition and consolidation of The Natural Baby Catalog will provide the necessary critical mass to operate the Company profitably in the future.

STRATEGIES

         The Company believes that its expertise in the marketing and merchandising of children's products, the recent introduction of its Jeannie's Kids Club concept, and the intended acquisition of The Natural Baby catalog will provide the basis for future growth by the use of the following strategies:

         CONSOLIDATION OF THE NATURAL BABY'S CATALOG INTO THE OPERATIONS OF THE COMPANY. The Company plans to consolidate the warehouse, telemarketing, data processing and administrative functions of The Natural Baby Catalog into the operations of the Company. On a pro forma basis, the pre-tax consolidation savings resulting therefrom would have been $364,210 for the nine months ended September 30, 1996 and $655,292 for the year ended December 31, 1995. The Company will endeavor to complete the consolidation within ninety days of its acquisition of The Natural Baby Catalog.

         EXPAND THE MEMBERSHIP OF JEANNIE'S KIDS CLUB. Because Jeannie's Kids Club offers popular children's products for up to 60% less than other children's catalogs, the Company believes that there is a substantial market for this type of home shopping service and an opportunity to substantially increase the membership of Jeannie's Kids Club, which went from inception in July 1995 to over 30,000 current members. Although there are costs associated with acquiring the initial $18 membership fee, the $18 annual renewal of such membership is approximately 90% profit to the Company. Under the terms of the Jeannie's Kids Club membership, renewals are automatically billed to a member's credit card prior to the expiration of the membership. Because of its potential profitability, the Company intends to embark upon vigorous marketing efforts to expand the Jeannie's Kids Club membership. See "BUSINESS - Marketing."

         MAINTAIN THE GROWTH OF THE NATURAL BABY CATALOG. Revenues of The Natural Baby Catalog have increased from $1.7 million in 1992 to $5.2 million in 1995. Revenues increased from $3.4 million for the nine months ended September 30, 1995 to $4.3 million for the nine months ended September 30, 1996. The Company is satisfied with the performance of The Natural Baby Catalog and will endeavor to maintain continuity in the merchandising and marketing of the catalog.

         CUSTOMER ACQUISITION PROGRAMS. Historically, the Company has relied upon catalog circulation as the sole method to acquire new customers. Because of the relatively short life of the acquired customer (prenatal to age three) and the increasing costs of catalog mailings, the Company intends to test and develop new methods of new customer acquisition. See "BUSINESS - Marketing." The Company believes that its future growth and profitability (apart from the addition of The Natural Baby Catalog) will be largely dependent upon the Company's ability to develop alternative customer acquisition programs.

         REFINE CATALOG MAILING STRATEGIES. The Company's catalog circulation is determined by statistical models and analysis which targets prospective buyers and timing of purchasers. The Company's statistical modeling systems, which was originally purchased and developed between 1990 and 1993, are outdated. The Company intends to acquire current state-of-the-art statistical modeling systems which it believes will enable it to increase its catalog response rates and lower its cost per catalog mailed. See "BUSINESS - Marketing."

         CATALOG ACQUISITION AND JOINT VENTURES. The Company believes that, because of the cost driven pressures to consolidate, there may be opportunities to acquire other children's niche catalogs. The Company, however, has no short term plans to make any such acquisitions other than The Natural Baby Catalog. Any additional future acquisitions will depend upon the Company's ability to obtain suitable financing. In the short-term, the Company does intend to pursue marketing joint ventures. See "BUSINESS - Marketing."

         STABILIZE THE PERFORMANCE OF PERFECTLY SAFE. In the past, many of the safety products carried by the Perfectly Safe Catalog were generally hard to find and were not well stocked by retail stores. That is no longer the case. See "BUSINESS - Competition." As a consequence of this competitive impact, and the inability of the Company to access certain profitable mailing lists following the Company's introduction of Jeannie's Kids Club, the future performance of the Perfectly Safe Catalog will be highly dependent upon the Company's ability to more efficiently obtain new customers through catalog mailings in the immediate short term and alternative acquisition programs on a long-range basis. In addition, the Company may consider expanding the product age range by including more general home safety products, if the Company has sufficient funds to test market this concept.

MERCHANDISING

         Through its Perfectly Safe Catalog, the Company emphasizes quality and safety and provides full price merchandise tested by the Company and backed by a full satisfaction warranty. The Perfectly Safe Catalog currently consists of 48 pages containing 235 products, principally hardgoods, approximately 61% of which directly relates to child safety and child proofing the home, with the balance consisting of safely tested convenience products

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and toys. Unlike fashion catalogs which change their mix of products offered based upon trends and seasonality, Perfectly Safe retains proven products. The merchandising function for Perfectly Safe is handled by one of the Company's founders, Jeanne E. Miller, the author of "The Perfectly Safe Home."

         During the year 1995 the Company used its merchandise expertise in children's products to launch its Jeannie's Kids Club Catalog. The target market selected by the Company is upper income parents who want quality, value and convenience in products for their children. The Jeannie's Kids Club Catalog selects popular quality hardgoods products from other children's catalogs and then offers them at discounts of up to 60%.

         The Natural Baby Catalog emphasizes alternative hard and softgood products for babies and their parents. The catalog is eighty pages and contains approximately 446 products, all of which are natural fiber, non-toxic and environmentally safe. Approximately 26% of The Natural Baby Catalog product line is exclusive or private label products. The merchandising function for The Natural Baby Catalog has been done by the catalog's founder, Jane Martin, since inception, and is a reflection of her beliefs and philosophy. Mrs. Martin will continue to handle this function for the Company under a two-year consulting agreement. See "MANAGEMENT - Employment Agreements."

         Inclusive of The Natural Baby Catalog, the ratio between hardgoods to softgoods contained in the Company's catalogs is approximately 3:1. Exclusive of The Natural Baby Catalog, over 95% of the products contained in The Perfectly Safe and Jeannie's Kids Club Catalogs are hardgoods. The Company continually identifies and tests new product categories that are natural extensions of the core business of its catalogs. Each product and product category is measured for its revenue and profitability, with advertising costs allocated to the product based upon the number of square inches of paper consumed in its presentation. Products are then rated by performance in profitability, with weaker products either removed or altered in their presentation. Test products are selected based upon the data contained in the analysis of similar or related products, or sales and feature benefits that the Company's merchandising team feels will appeal to the demographics of the intended catalog customer.

MARKETING

         The Company serves the children's market at an age where the child changes rapidly and many of the products become functionally obsolete within months of the date of purchase. The Company's market for its catalog is primarily from prenatal to age three. The Company maintains proprietary mailing lists of households with an average income in excess of $50,000 per year, a proven history of mail order purchases and a newborn in the house. The number of customers who purchased in the last twelve months are 54,829 for Perfectly Safe, and 40,708 member and non-member buyers for Jeannie's Kids Club, respectively. The Company also rents mailing lists which meet the Company's criteria from outside sources, which consist of independent list compilers, as well as directly from other children's catalogs. The Company's present cost of renting mailing lists is $.09 per household per use. The Company believes that The Natural Baby Catalog's mailing list rentals are primarily from certain other children's catalogs based upon a proven history of recent mail order purchases.

         In order to select those households most likely to purchase, the Company uses a statistical modeling system developed in-house, called REZIP. REZIP is a compilation of zip codes derived from the zip codes of prior customers, and has a database of approximately five million names. The REZIP database is used as a filter to select specific households for catalog mailings. The Company believes that its REZIP statistical modeling system which it developed between 1990 and 1993 is outdated and needs to be replaced with state-of-the-art data bases containing various additional demographic information, which would enable the Company to more accurately predict profitable zip codes. At the present time, The Natural Baby Catalog does not use statistical modeling systems. The Company believes that the application of statistical modeling systems will increase the rate of percentage response and profitability of The Natural Baby Catalog.

         The Company uses a selling strategy built around two basic selling seasons: fall/winter and spring/summer. Each season requires changes of products appropriate to the time period for the life of the catalog. Catalogs are mailed on a monthly basis in approximately equal quantities, with clearance sales advertised on wrappers of selected catalog mailings. Monthly mailing quantities, however, are subject to significant variations due to changes in timing

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and availability of rental mailing lists. In 1995, the catalog mailings for
Perfectly Safe and Jeannie's Kids Club were 3,222,551, and 708,804, respectively.

         The Company believes that The Natural Baby Catalog uses a selling strategy based upon three basic selling seasons: spring, summer and fall/winter. While catalogs are mailed monthly, lessor quantities are mailed monthly in the period February-June, with quantities increasing to the fall/winter season. The Natural Baby Catalog mailed approximately 2.2 million catalogs in 1995.

         Because of a continuing increase in catalog advertising costs and the relatively short customer life, the Company believes that it can no longer afford to use catalog mailings as the sole method of customer name acquisition. Accordingly, the Company intends to pursue a balanced customer acquisition program, which will include magazine solicitations, promotional inserts, direct sell campaigns, and joint venture marketing agreements with mass marketers of baby formula, baby food and health care, as alternative marketing methods for the acquisition of customer names.

CUSTOMER SERVICE AND TELEMARKETING

         The Company derives approximately 80% of its revenue through orders placed over the telephone and emphasizes superior customer service and friendliness in its sales representatives. The Company's payment terms have been major credit cards or checks. The Company is currently testing a credit card based deferred payment plan. The Company's return policy is unconditional, and provides that if a customer is not satisfied with his or her purchase for any reason, it may be returned within 30 days for a full refund or exchange. If a shipping error has occurred the Company will issue call tags to pick up merchandise shipped in error and will send a corrected shipment.

         The Company's telemarketing facilities are open seven days a week from 8:00 am to 11:00 p.m. and employ the equivalent of approximately 13 full time telemarketing and customer service representatives. During the year 1996 the Company handled over 200,000 telephonic customer orders, catalog requests and service requirements.

         The Company is developing a new order taking and customer service system to improve its efficiency in processing customer requirements. During October 1996 the Company installed an advanced telephone system for the monitoring and distribution of telephone calls to its sales representatives. Additionally, the Company expects to automate its routine catalog requests, and lower its cost per call in this segment of its telemarketing business.

         Upon the Company's acquisition of The Natural Baby Catalog, the Company anticipates the need to add the equivalent of approximately 10 additional full time telemarketing and customer service representatives to its current staff. The Company believes that the Natural Baby Catalog employed approximately 18 full time equivalents to handle its telemarketing and customer service at December 31, 1996.

FULFILLMENT AND DELIVERY

         The Company's fulfillment and delivery objective is to provide excellent customer service within a low cost structure. Its fulfillment operations consist of 12,000 square feet of leased facilities in North Canton, Ohio. The facility is designed to process incoming shipments on a palletized or boxed basis, and to process outgoing shipments on an individualized cost effective basis. Orders shipped are individually recorded and posted through the use of barcode scanners, so that sales records and credit card deposits are electronically posted. The Company's fulfillment center processed over 150,000 shipments in 1996 and is currently operating at or near capacity from the standpoint of square footage. Upon the acquisition of The Natural Baby Catalog, the Company intends to relocate into a larger warehouse facility and move The Natural Baby Catalog from its current location in Trenton, NJ to the Company's new facility.

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INVENTORY/PURCHASING

         The Company conducts its purchasing operations at its general offices in Canton, Ohio. Each catalog contains approximately 300 products or stock keeping units (SKU's). Each product is reviewed weekly through the use of computerized reports that provide detailed information regarding inventory value, unit sales, and purchasing delivery times. Products are ordered as required for "just in time" arrival into the Company's inventory.

         The Company believes that its inventory and purchasing efficiency can be improved through the use of improved systems and working capital management to minimize out-of-stock conditions. At September 30, 1996, the Company had a backlog of unshipped orders in excess of $165,000 attributable largely to its inability to timely pay vendors and re-stock inventory. The Company intends to use a portion of the proceeds of this Offering to resolve this problem. See "USE OF PROCEEDS."

PRODUCT SOURCING

         The Company acquires products for resale in its catalogs from numerous domestic vendors. No single source supplied more than 10% of the Company's products in 1996. The Company believes that no single source likewise supplied more than 10% of The Natural Baby Catalog products in 1996.

SEASONALITY

         Perfectly Safe's revenues are not significantly impacted by seasonal fluctuations, as compared to many other retail and catalog operations. The Perfectly Safe customer is believed to be generally the end user of the product so purchases are spread throughout the year, rather than being concentrated between October and December, as are traditional gift purchases. The Company's limited experience does not indicate that Jeannie's Kids Club's revenues are subject to significant seasonal fluctuation. The Natural Baby Catalog, however, appears to the Company to have a seasonal increase in the fourth quarter. During the year 1995, The Natural Baby Catalog sales in the fourth quarter was 35.2% of total 1995 sales.

INSTITUTIONAL CREDIT FACILITY

         Effective June 30, 1996, the Company assumed Duncan Hill's liability under Duncan Hill's $800,000 working line of credit facility provided by the United National Bank and Trust Company to the Company (the "Bank"). The Bank opened a $800,000 line of credit in the Company's name effective December 31, 1996, and simultaneously terminated Duncan Hill's line of credit. The $650,000 amount outstanding under Duncan Hill's line of credit was transferred upon termination to the line of credit opened in the Company's name. The line of credit is for an open term, payable upon demand. The facility is secured by the assets of the Company, as well as the assets of Duncan Hill subsidiary and E.A. Carey of Ohio, Inc. The repayment of the facility is guaranteed by Mr. Miller. The amount outstanding under the facility at the date of this Prospectus is $__________, with interest charged at the rate of 1% over prime.

         It is the policy of the Bank to review the credit facility, annually, and to require that the Company maintain a zero balance on the credit line for a period of thirty consecutive dates sometime during the course of each year. The Bank has agreed to waive the "zero balance" required for the 1997 loan year.

DATA PROCESSING

         The Company's data processing facilities were installed in June 1991. The software system is marginally adequate with respect to processing, inventory, shipping, and financial records. However, the Company believes that the management information and statistical modeling software is inadequate and should be upgraded to current state-of-the-art technology. Although the Company believes that its hardware system is marginally adequate, the hardware is outdated and costly to maintain. It is the intent of the Company to upgrade or replace its management information and statistical modeling software, as well as the hardware, during the year 1997 or, alternatively, outsource this function.

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COMPETITION

         The mail order catalog is highly competitive. The Company's catalogs compete generally with other mail order catalogs and retail stores, including department stores, specialty stores, discount stores and mass merchants. Many general and specialty catalog competitors, as well as retail stores, have substantially greater financial, distribution and marketing resources than the Company. There are numerous general and specialty catalogs selling infants' and children's items. However, based upon type of goods offered, the Company considers its primary hardgood catalog competition, to be "The Right Start Catalog," "One Step Ahead," "Sensational Beginnings," and "Hand in Hand," of which "The Right Start" and "One Step Ahead" have substantially larger revenues than the Company, even with the inclusion of the revenues of The Natural Baby Catalog with the revenues of the Company.

         Other mail order catalogs for children's hardgood products which the Company believes are competitors to a lesser extent are "Current Children's Products," "Troll Learn and Play," "Just for Kids," "Childcraft," "Toys to Grow On," "Hearthsong," "Constructive Playthings," "Music for Little People," "Great Kids," "The Great Kids Company," "Ultimate Baby Catalog," "San Francisco Music Box," "Stork Kit/Bundle of Joy," "Play Fair Toys," "Animal Town," "Alvin and the Chipmunks," "Livonia Catalog," "Plus and Company," "Disney Catalog," "Storybook Heirlooms," and "F.A.O. Schwartz." Ten of those catalogs have substantially higher revenues than the Company, even with the inclusion of the revenues of The Natural Baby with the revenues of the Company.

         While competitive catalogs may offer certain items contained in the Company's catalogs, the Company believes that it is unique at the present time in having the only catalog devoted to child safety, and the only catalog of children's quality merchandise discounted on a club membership basis. The Company also believes that The Natural Baby Catalog is the leading catalog offering alternative products for children and their parents.

         Certain other catalogs, such as "Hanna Andersson" and "Biobottoms," compete with The Natural Baby Catalog in selected product areas, but do not compete across the entire product line. Other mail order catalogs for children's softgoods products which the Company believes are competitors of The Natural Baby Catalog to a lessor extent are "Playclothes," "After the Stork," "Talbot's Kids," "Spiegel Children's Clothing," "Brights Creek," "Gymboree," "Eddie Bauer Children's Fashions," and "Spiegel Kids." The Company believes that six of these catalogs have substantially higher revenues than The Natural Baby Catalog.

         In the past, many of the safety products carried by the Perfectly Safe Catalog were generally hard-to-find, lower price items, such as electrical outlet guards, appliance cord shorteners and appliance door latches. Many of these items are now stocked by retail stores, discount stores and mass merchants.

         The Company experienced a competitive reaction to its introduction of Jeannie's Kids Club Catalog which resulted in three other children's catalogs refusing to exchange with, or rent their mailing lists to, the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION." The Company does not anticipate such a reaction from its acquisition of The Natural Baby Catalog because the Company does not believe that Jeannie's Kids Club Catalog is a substantial competitor of the children's catalogs from which The Natural Baby Catalog rents mailing lists. There can be no assurance, however, that such a competitive reaction will not occur, or that such an occurrence would not have an adverse effect upon the profitability of The Natural Baby Catalog.

TRADEMARKS AND TRADE NAMES

         The Company owns two federally registered trademarks, "Perfectly Safe, The Catalog For Parents Who Care," and the Perfectly Safe Guarantee with its designed mark. The Company plans to register its mark, "Jeannie's Kids Club," as a unique identification of its Jeannie's Kids Club Catalog. With the acquisition of The Natural Baby Catalog, the Company will acquire the ownership of the trademark "The Natural Baby Catalog" which is a federally registered trademark.

EMPLOYEES

         As of December 1, 1996, the Company had 39.5 full time equivalent employees. Of this total, eight employees or 20% of total, hold positions of managers; 30.5 employees or 77% of total, hold hourly paid positions. The largest single segment of the Company's employment is in direct labor involving order entry, customer service, and distribution, where 24 employees or 61% of total Company employment is involved. The work force is non-union, and the Company does not anticipate a union presence in the foreseeable future.

         At the conclusion of the Offering, the Company anticipates that its acquisition of The Natural Baby Catalog will require an immediate increase in direct hourly labor with minimal increases in indirect labor. The Company does not anticipate difficulties in local labor supply for its requirements in this area.

PROPERTIES

         The Company's principal offices and telemarketing center are located in Canton, Ohio. The facility consist of 5,600 square feet and is leased through October 1, 1998 with options to renew for a period of two years. The Company's warehouse and distribution center is located in North Canton, Ohio and consists of 12,000 square feet of facilities leased currently on a month-to-month basis. The Company anticipates that, upon the conclusion of the Offering and acquisition of Natural Baby Catalog, the Company will consolidate its warehouse, distribution, and telemarketing facilities into one location in the Canton, Ohio area. All leases are in the name of Duncan Hill and the rent is charged to its subsidiaries consistent with past practices. See "THE COMPANY AND ITS PARENT."

REGULATORY MATTERS

         The Company's business, and the catalog industry in general, is subject to regulation by a variety of state and federal laws relating to, among other things, advertising and sales taxes. The Federal Trade Commission regulates the Company's advertising and trade practices and the Consumer Product Safety Commission has issued regulations governing the safety of the products the Company sells in its catalogs. Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence without collecting sales tax. The Company believes that it collects sales in states where it is required to do so. The Company has no claims or regulatory matters in process or pending as of the date of this Prospectus. See "RISK FACTORS -- State Sales Tax."

PRODUCT LIABILITY INSURANCE

         Since 1990, the Company's parent, Duncan Hill, has carried product liability insurance. The current coverage is $1 million per occurrence with an aggregate limit of $2 million. The policy is supplemented by a $2,000,000 umbrella liability policy. The policies are carried by Duncan Hill, with the Company and Duncan Hill's other subsidiaries as named insureds. The policies are issued for a period of one year and are currently in effect through September 17, 1997. The Company intends to attempt to procure the same coverage in its name, alone, after the completion of this Offering. See "RISK FACTORS - Potential Product Liability."

LEGAL PROCEEDINGS

         In the normal course of business, the Company may be involved in various legal proceedings from time to time. Presently, however, the Company is not a party to any litigation, whether routine or incidental to its business, or otherwise.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The names and ages of the directors and executive officers of the Company are set forth below:

          NAME            AGE                        POSITION
          ----            ---                        --------
William L. Miller.......  60   Chairman of the Board of Directors, Chief
                               Executive Officer and Principal Financial Officer

Jeanne E. Miller........  49   Executive Vice President and Director

Clark D. Swisher........  45   Director

         The term of office for each of the Company's directors and executive officers is one year. William L. Miller and Jeanne E. Miller are husband and wife.

         WILLIAM L. MILLER has been Chairman of the Board of Directors of the Company, and its Chief Executive Officer, since its recent formation. Prior to the Reorganization, Mr. Miller had been a director of Perfectly Safe, Inc., and its Vice President since it was formed by Duncan Hill in 1990. Mr. Miller founded Duncan Hill in 1977 and has been a director and its President and Chief Executive Officer since then. He holds a Bachelor's Degree in Mechanical Engineering from Purdue University and a Master's Degree in Business Administration from Indiana University. Mr. Miller is also the President and a director of E.A. Carey of Ohio, and Highland Pipe Company, both of which are wholly owned subsidiaries of Duncan Hill.

         JEANNE E. MILLER has been a director of the Company, and its Executive Vice President since its recent formation. Prior to the reorganization, Mrs. Miller had been a director of Perfectly Safe, Inc., and its President since its formation in 1990. Mrs. Miller co-founded Duncan Hill in 1977 and has been a director and its Vice President ever since. Between 1974 and 1978, Mrs. Miller was the owner/operator of Jeanne Eggers, Ltd., an advertising and public relations firm with offices in Chicago and London. Mrs. Miller is the author of the child safety book THE PERFECTLY SAFE HOME, published by Simon and Schuster in 1991 and has appeared on network television to speak on that subject. Mrs. Miller is also the Vice President and a director of E.A. Carey of Ohio and Highland Pipe Company, both of which are wholly owned subsidiaries of Duncan Hill.

         CLARK D. SWISHER is a director of the Company since its recent formation. Mr. Swisher has been Vice President of the Employee Benefits Division of the Leonard-McCormick Agency, a general insurance agency, since 1984. Mr. Swisher's professional background includes membership in the National Association of Life Underwriters and the University of Akron Business Advisory Council. Mr. Swisher has been a director of Duncan Hill since 1995.

         The Company pays its directors who are not also employees of the Company $100 for each meeting attended and reimburses such directors for travel and other expenses incurred by them in connection with attending Board of Directors meetings.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid to the named Executive Officers for the fiscal year ended December 31, 1995.

                                                                    SUMMARY COMPENSATION TABLE
                                                                    --------------------------
                                                             ANNUAL                                 LONG-TERM
                                                     COMPENSATION AWARDS(1)                        COMPENSATION
                                                     ----------------------                        ------------
(a)                                   (b)           (c)               (d)                  (e)                    (f)

                                                                  OTHER ANNUAL          RESTRICTED           STOCK OPTION
NAME AND PRINCIPAL POSITION           YEAR        SALARY          COMPENSATION            AWARD                 GRANTS
---------------------------           ----        ------          ------------            -----                 ------
William L. Miller                     1995       $100,000              -                    -                      -

Jeanne E. Miller                      1995       $ 65,000              -                    -                      -

----------
(1)  Compensation was paid by Duncan Hill which, prior to the reorganization, provided management and general and administrative services to Perfectly Safe, Inc. Approximately 69% of the compensation paid by Duncan Hill to the named Executive Officers were expensed to Perfectly Safe, Inc. See "THE COMPANY AND ITS PARENT."

EMPLOYMENT AGREEMENTS

         The Company intends to enter into a five-year employment agreement with William Miller, effective the date of this Prospectus, pursuant to which Mr. Miller is to serve as Chief Executive Officer of the Company. The agreement will provide for an annual base salary of $100,000, with bonuses and salary increases based upon certain established performance criteria. Mr. Miller will also be granted under the agreement, an option to purchase 100,000 shares of the Company's Common Stock, which will vest 25% on each of the first four anniversary dates of the date of this Prospectus and the vested options will be immediately exercisable. The exercise price of the options shall be $5.00 per share, subject to downward adjustments in the exercise price if the Company meets certain performance goals. Mr. Miller will be permitted under his agreement to devote up to 20% of his working time to managing the affairs of the various other Duncan Hill entities, and to retain any compensation that he receives from those entities for providing those services.

         The Company intends to enter into a five-year employment agreement with Jeanne E. Miller, effective the date of this Prospectus, pursuant to which Mrs. Miller will serve as the Executive Vice President of the Company. The Agreement provides for an annual base salary of $75,000, with bonuses and salary increases based upon certain established performance criteria. Mrs. Miller's agreement also grants to her options to purchase 100,000 shares of the Company's Common Stock on the same terms applicable to the options granted Mr. Miller. Mrs. Miller will be permitted under her agreement to devote up to 5% of working time to the publication of Carey's Smokeshop Catalog published by Duncan subsidiary, E.A. Carey of Ohio, Inc., and to retain any compensation that she receives for providing those services.

         The Company will enter into a two-year consulting agreement with Jane Martin, effective the date of the Company's acquisition of The Natural Baby Catalog, pursuant to which Mrs. Martin will continue to be primarily responsible for the merchandise selections design and production of The Natural Baby Catalog. The agreement provides for an annual consulting fee of $65,000.

         The Company intends to provide its executive officers and employees with certain fringe benefits (e.g., health insurance) and may, in the future, offer stock or cash incentive bonus plans, and other employer benefits on such amounts and upon such conditions as the Company's Board of Directors may, in its sole discretion, determine.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of January 3, 1997, certain information with respect to the beneficial ownership of Common Stock and Series A Preferred Stock by each person or entity known by the Company to be the beneficial owner of 5% or more of such shares, each officer and director of the Company, and all officers and directors of the Company as a group:

                                            NUMBER OF SHARES              NUMBER OF SHARES
NAME AND ADDRESS                            OF COMMON STOCK               OF PREFERRED STOCK         PERCENTAGE (%) OF
OF BENEFICIAL OWNER(1)                      BENEFICIALLY OWNED            BENEFICIALLY OWNED         VOTING STOCK(2)
----------------------------------------------------------------------------------------------------------------------------
Duncan Hill Co., Ltd.                       2,400,000(3)                  5,000,000(3)               85%(3)
4450 Belden Village Street, N.W.
Suite 406
Canton, OH  44718

William L. Miller(4)                        2,400,000(5)                  5,000,000(5)               85%(5)
c/o 4450 Belden Village Street,
N.W.
Suite 406
Canton, OH  44718

Jeanne E. Miller(6)                               ---                           ---                  ---
c/o 4450 Belden Village Street,
N.W., Suite 406
Canton, OH  44718

Clark D. Swisher(7)                               ---                           ---                  ---
c/o 4450 Belden Village Street,
N.W.
Suite 406
Canton, OH  44718

All Officers and Directors as a             2,400,000(5)                  5,000,000(5)               85%(5)
Group (3 Persons)

----------
(1) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 of the Securities Exchange Act. Accordingly, except as noted, all of the Company's securities over which the officers and directors and nominees named, or as a group, directly or indirectly have, or share voting or investment power, have been deemed beneficially owned.

(2) Calculated based upon 3,700,000 shares of Common Stock outstanding, each share having one vote, and 5,000,000 shares of Series A Preferred Stock outstanding, each share having one vote.

(3) William L. Miller will be deemed to beneficially own all such shares for purposes of Rule 13d-3 of the Securities Exchange Act based upon his 53.9% ownership of Duncan Hill's common stock.

(4)  Chief Executive Officer and Director of the Company.

(5) Represents Mr. Miller's deemed beneficial ownership of 2,400,000 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock, the record holder of which is Duncan Hill.

(6)  Executive Vice President and Director of the Company.

(7)  Director of the Company.

                             SELLING SECURITYHOLDERS

     Up to 1,500,000 Warrants may be offered by three Selling Securityholders who provided bridge financing to the Company. See "CERTAIN TRANSACTIONS - Bridge Loan." The Company has agreed to bear all expense (other than underwriting or selling commissions or any fees or disbursements of such Selling Securityholders' respective counsel) in connection with the registration of the resale of the Warrants.

     The sale of the Warrants by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions) over-the-counter, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Securityholders may effect such transactions by selling Warrants directly to purchasers or to or through broker-dealers which may act as agents or principals. The Underwriter may act as a broker for such sales. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Warrants for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the Warrants might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Act.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                              CERTAIN TRANSACTIONS

RULE 504 SHARES

     In connection with its initial capitalization, the Company sold, commencing October 1996, an aggregate of 1,300,000 shares of Common Stock to seven private investors at a purchase price of $.125 per share. Six of these investors are customers of the Underwriter. The Company issued those shares under Rule 504 of the 1933 Act (the "504 Shares") and are freely tradeable except for 100,000 of the Rule 504 Shares which are subject to a "lock-up" by the Underwriter. See "Underwriting." Any actual future sales of the Rule 504 Shares (or the potential thereof) may have an adverse effect on the market price of the Company's securities, should a public trading market develop. See "RISK FACTORS - Unregistered Securities Eligible for Immediate and Future Sale."

BRIDGE LOAN

     In October 1996, the Company borrowed an aggregate of $200,000 (the "Bridge Loan") from three private investors, who are customers of the Underwriter. The Bridge Loan bears interest at the rate of 8% per annum and is payable upon the earlier of October 1996 and the closing of this Offering.

     $75,000 of the aggregate outstanding balance of the Bridge Loan will be applied by the Bridge Lenders to the purchase of 1,500,000 Warrants, at a purchase price of $.05 per Warrant, upon the date of the Prospectus. These Warrants are identical to the Warrants underlying the Units being offered to the public in this Offering. See "DESCRIPTION OF SECURITIES - Warrants." The 1,500,000 Warrants have been registered for possible resale by the Bridge Lenders under the Registration Statement of which this Prospectus forms a part. See "SELLING SECURITYHOLDERS." These Warrants while outstanding may have an adverse effect upon the market price of the Companies securities, should a public trading market develop and may also make it more difficult for the Company to raise additional capital. See "RISK FACTORS - Potential Adverse Effect of Redemption or Exercise of Warrants."

ACQUISITION OF THE NATURAL BABY CATALOG

     In May, 1996, The Natural Baby Company, Inc. ("Baby Co.") contracted to sell its catalog business, The Natural Baby Catalog, to Duncan Hill, at which time Duncan Hill paid Baby Co. $25,000 towards the purchase price. The Company will repay the $25,000 advanced by Duncan Hill upon the closing of this Offering. Duncan Hill has assigned its rights to acquire The Natural Baby Catalog to the Company, with Baby Co.'s approval. The remaining purchase price to be paid by the Company for The Natural Baby Catalog consists of a cash payment in the amount of $1,278,358 to be made by the Company upon the closing of the Offering, the assumption by the Company of Baby Co.'s accounts payable incurred in the ordinary course of business, the assumption of Baby Co.'s remaining lease obligations in the approximate amount of $35,500, and a convertible promissory note issued by the Company to Baby Co. in the amount of $250,000 (the "Convertible Note"). The Company intends to pay the assumed accounts payable and assumed lease obligations out of The Natural Baby Catalog's cash flow.

     The unpaid balance of the Convertible Note is convertible into unregistered shares of the Company's Common Stock, at the election of the holder, at a conversion price of $5.00 per share. The Convertible Note will have an eight year term and bear interest at 8% per annum. Upon the first three anniversaries of the execution of the Convertible Note, only accrued interest in arrears will be payable. Thereafter, five annual payments of $50,000, plus accrued interest, will be payable on the fourth, fifth, sixth, seventh and eight anniversaries of the execution of the Convertible Note.

     The purchase price is based upon Baby Co.'s tangible net worth at December 31, 1995, and is subject to adjustment in the event that Baby Co.'s tangible net worth at closing is higher or lower than at year end 1995. Any adjustment in the purchase price will be made as an adjustment to the Convertible Note.

     The Company did not engage an independent appraiser to evaluate whether or not the Company has agreed to pay a purchase price in excess of The Natural Baby Catalog's fair value. In addition, because the Company did not complete the acquisition on or before January 3, 1997, as initially agreed to, the Company agreed to pay an additional $350,000 (the "Additional Amount") for the acquisition in order to obtain an extension until no later than April 30, 1997 to complete the acquisition. $250,000 of the Additional Amount is reflected in the Convertible Note and $100,000 of the Additional Amount is reflected in the $1,278,358 cash payment to be made upon the completion of this Offering. Baby Co.'s demands for the increase in the purchase price was predicated upon the strong growth of The Natural Baby Catalog's business since Baby Co. initially agreed to sell its catalog business in May, 1996.

     The parties have provided for an escrow closing to take place within ten business days prior to the date of this Prospectus. Upon payment of the purchase price, which must occur no later than April 30, 1997, the acquisition will become final. See "RISK FACTORS - Acquisition Escrow Closing of The Natural Baby Catalog."

     The foregoing is a summary of certain provisions of the Asset Purchase Agreement, as amended, for the Company's acquisition of The Natural Baby Catalog. The Asset Purchasing Agreement, as amended, and the Escrow Agreement, have been filed as an Exhibit to the Registration Statement of which the Prospectus is a part.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                            DESCRIPTION OF SECURITIES

UNITS

     The securities that are offered hereby are being offered and will be sold only in units ("Units"). Each Unit consists of two shares of common stock, $.001 par value (the "Common Stock") and one Class A warrant (the "Warrant"). The Warrants will be in registered form and immediately separately transferable, detachable, and exercisable.

COMMON STOCK

     The Company has 35,000,000 shares of authorized Common Stock. As of the date of this Prospectus, 3,700,000 shares of Common Stock were issued and outstanding.

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "DIVIDEND POLICY." In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock other than the Series A Preferred Stock discussed below.

SERIES A PREFERRED STOCK

     As of the date of this Prospectus, the Company has issued and outstanding 5,000,000 shares of Series A Preferred Stock, $.001 par value. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. As of the date of this Prospectus, all of the issued and outstanding shares of the Series A Preferred Stock is held by Duncan Hill. The Series A Preferred Stock and the Common Stock held by Duncan Hill will enable it and the Millers to maintain control of the Company subsequent to the completion of this Offering. See "RISK FACTORS - Control by Parent and Parent's Controlling Stockholders."

     The Series A Preferred Stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A Preferred Stock has a liquidation preference of $.001 per share.

WARRANTS

     During the four-year period commencing one year from the date of this Prospectus, each Warrant will entitle the registered holder to purchase one share of Common Stock at an exercise price of $5.00 per share. Warrants may be exercised by surrendering to the warrant agent the Warrants and the payment of the exercise price in United

States funds by cash or certified or bank check. No fractional shares of Common Stock will be issued in connection with the exercise of Warrants. Upon exercise, the Company will pay to the holder the value of any such fractional shares based upon the market value of the Common Stock at such time. The Company is required to keep available a sufficient number of authorized shares of Common Stock for issuance to permit exercise of the Warrants.

     The Company may redeem the Warrants at a price of $.05 per Warrant at any time after they become exercisable and prior to their expiration by giving not less than 30 days' written notice mailed to the record holders if the closing bid price of the Common Stock has been at least $12.00 on each of the 20 consecutive trading days ending on the 5th day prior to the date on which the notice of redemption is given.

     The Warrants will expire at 4:00 P.M., New York time, on the sixth anniversary of the date of this Prospectus. In the event a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder thereof will have no further rights with respect to the Warrants. A holder of Warrants will not have any rights, privileges or liabilities as a stockholder of the Company. In the event of the liquidation, dissolution or winding up of the Company, holders of the Warrants are not entitled to participate in the distribution of the Company's assets.

     The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Company's Common Stock will exceed the exercise price of the Warrants at any time during the exercise period.

     Purchasers of the Warrants will have the right to exercise the Warrants to purchase shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the jurisdictions in which the various holders of the Warrants reside. The Company has undertaken to maintain the effectiveness of the Registration Statement of which this Prospectus is a part or to file and maintain the effectiveness of another registration statement so as to permit the purchase of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. The Warrants may be deprived of any value if this Prospectus or another prospectus covering the shares issuable upon the exercise thereof is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside.

     For the life of the Warrants, a holder thereof is given the opportunity to profit from a rise in the market price of the Common Stock that may result in a dilution of the interest of other stockholders. In addition, the Company may find it more difficult to raise capital if it should be needed for the business of the Company while the Warrants are outstanding. At any time when the holders of Warrants might be expected to exercise them, the Company would, in all likelihood, be able to obtain additional capital on terms more favorable than those provided in the Warrants.

     The foregoing is a summary of certain provisions of Warrant Agreement under which each Warrant will be issued. The Warrant Agreement has been filed as an Exhibit to the Registration Statement of which the Prospectus is a part.

UNDERWRITER'S PURCHASE OPTION

     In connection with this Offering, the Company has agreed to sell to the Underwriter, for an aggregate purchase price of $30, the Underwriter's Purchase Option which entitles the Underwriter to purchase 30,000 Units. See "UNDERWRITING."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Units, Common Stock, Warrants and Underwriter's Purchase Option is American Stock Transfer & Trust Company.

           UNREGISTERED SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding 4,300,000 shares of Common Stock (4,390,000 if the Underwriter's over-allotment option is exercised in full). Of such shares, 1,900,000 shares of Common Stock will be freely transferable without restriction or further registration under the 1933 Act (the "Unrestricted Shares"), other than any of such shares acquired by persons who are currently "affiliates" of the Company as defined by Rule 144 under the Act, which will be subject to limitations under Rule 144 for so long as such persons are affiliates. Only 600,000 of the 1,900,000 Unrestricted Share have been registered in this Offering. The balance (1,300,000 shares) were issued under Rule 504 of the 1933 Act and are freely tradeable except for 100,000 of the Rule 504 shares which are subject to a "lock-up" by the Underwriter. See "UNDERWRITING." Any future sales of the Rule 504 Shares (or the potential therefor) may have an adverse effect on the market price of the Company's securities, should a public trading market develop. See "RISK FACTORS
- Unregistered Shares Eligible for Immediate and Future Sale."

     The Company's parent, Duncan Hill, holds 2,400,000 unregistered shares of the Company's Common Stock and 5,000,000 unregistered shares of the Company's Series A Preferred Stock. These shares of Common and Preferred Stock held by Duncan Hill are "restricted securities" within the meaning of Rule 144, and may not be sold in the absence of registration other than in accordance with Rule 144 described below or another exemption from regulation under the Act. These restricted shares are also subject to a "lock-up" by the Underwriter. See "UNDERWRITING."

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the 1933 Act, is entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) one percent of the then-outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate and has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements.

     No predictions can be made as to the effect, if any, that future sales of shares under Rule 144 or the availability of shares for sale will have on the then-prevailing market, if any. Sales of substantial amounts of Common or Preferred Stock pursuant to Rule 144 may adversely affect the then-prevailing market price of the Units, Common Stock or the Warrants, should a public trading market for such securities develop.

                                  UNDERWRITING

     VTR Capital, Inc. (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 300,000 Units. The Underwriting Agreement provides that the obligations of the Underwriter to purchase the Units are subject to certain conditions and that the Underwriter is obligated to purchase all of the 300,000 Units, if any are purchased. The Underwriter has advised the Company that it proposes to offer the Units to the public at the offering price set forth on the cover page of this Prospectus and that it may allow to certain dealers concessions not in excess of $ _____ per Unit, of which a sum not in excess of $ _______ per Unit may, in turn, be reallowed by such dealer to other dealers. After the initial public offering, the offering price, discount and reallowance may be changed.

     The Company has granted to the Underwriter an option, exercisable during the 30-day period from the date of this Prospectus, to purchase from the Company at the offering price, less the underwriting discount, up to a maximum of 45,000 additional Units for the sole purpose of covering over-allotments, if any.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the 1933 Act. Insofar as indemnification for liabilities arising under the 1933 Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

     The Company has agreed to pay the Underwriter an expense allowance on a non-accountable basis equal to 3% of the gross proceeds from the sale of the Units offered hereby (including the sale of any Units pursuant to the Underwriter's over-allotment option), $0 which has been paid to date. The Company also has agreed to pay all expenses in connection with qualifying the Units offered hereby for sale under the laws of such states as the Underwriter may designate, and the fees, costs and disbursements in connection with registering this Offering with the National Association of Securities Dealers, Inc. (the "NASD"), including fees and expenses of counsel retained for such purposes by the Underwriter.

     The Company has also agreed to sell to the Underwriter, for an aggregate purchase price of $30, the Underwriter's Purchase Option, which entitles the Underwriter to purchase up to 30,000 Units at an exercise price of $12.00 per Unit. The Underwriter's Purchase Option is exercisable for four years commencing one year from the date of the Prospectus. The Underwriter's Purchase Option may not be assigned, transferred, sold or hypothecated by the Underwriter until 12 months after the date of this Prospectus, except to officers or partners of the Underwriter and selling group members in this Offering. Any profits realized by the Underwriter upon the sale of the Units issuable upon exercise of the Underwriter's Purchase Option may be deemed to be additional underwriting compensation. The exercise price and the number of Units underlying the Underwriter's Purchase Option are subject to adjustment in certain events to prevent dilution. For the life of the Underwriter's Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Units and Warrants with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Purchase Option is outstanding. At any time when the holders of the Underwriter's Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

     The Company has agreed to register, at its expense, under the 1933 Act, on one occasion, the Underwriter's Purchase Option and/or the underlying securities covered by the Underwriter's Purchase Option at the request of the holders of 50% of the Underwriter's Purchase Option. Such request may be made at any time during a period of four years beginning one year from the date of this Prospectus. The Company has also agreed to certain "piggyback" registration rights for the holders of the Underwriter's Purchase Option or securities issuable upon the exercise of the Underwriter's Purchase Option. Any exercise of such registration rights by the Underwriter or the sale of any Units by the holders thereof may be dilutive to the then present shareholders and may also have an adverse effect upon either the Company's ability to obtain additional capital, or the market price of the Company's securities should a public trading market develop.

     To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission, the Company has agreed to pay the Underwriter a warrant solicitation fee of 4% of the exercise price for each Warrant exercised (excluding Warrants exercised by the Underwriter) payable upon the exercise of such Warrant. However, no compensation will be paid to the Underwriter in connection with the exercise of such Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price,
(b) the Warrants are held in a discretionary account, (c) the Warrants are exercised in an unsolicited transaction or (d) the disclosure of such compensation arrangements has not been made in the documents provided to the customers both as part of the original offering and at the time of exercise. In addition, unless granted an exemption by the Securities and Exchange Commission from Rule 10b-6 under Securities Exchange Act of 1934, the Underwriter will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitations.

     If the Company enters into a transaction (including a merger, joint venture, or the acquisition of another entity) introduced to the Company by the Underwriter, the Company has agreed to pay the Underwriter a finder's fee equal to 5% of the first $4,000,000 of consideration involved in the transaction, ranging in $1,000,000 increments down to 2% of the excess, if any, over $6,000,000.

     Duncan Hill and the holder of 100,000 Rule 504 Shares have each agreed not to sell, transfer, or otherwise dispose of any securities of the Company owned by them within 24 months from the date of this Prospectus, unless released earlier by the Underwriter.

     The Company has agreed to enter into a three-year consulting agreement (the "Consulting Agreement") with the Underwriter. Such agreement provides that the Underwriter will render consulting services on investment banking and other financial matters to be determined by the Company. Such services will be provided upon dates requested by the Company and reasonably acceptable to the Underwriter. The aggregate fee due to the Underwriter for such consulting services will be $100,000 and shall be paid in full in the closing of this Offering.

     The Underwriter has been granted by the Company the option to designate one individual to serve on the Company's Board of Directors for a period of three years from the date of this Prospectus. That individual must be reasonably satisfactory to the Company's Board of Director. As of the date hereof, no such person has been designated. The Company has been advised by the Underwriter that any individual appointed by the Underwriter will not be an officer, director or affiliate of the Underwriter or any member of the NASD. In lieu of nominating a director, the Underwriter may designate a non-director observer to attend meetings of the Company's Board of Directors for a period of three years from the date of the Prospectus.

     Prior to this Offering, there has been no public market for any of the Company's securities. Accordingly, the offering price of the Units offered hereby and the terms of the Warrants, including the exercise price of the Warrants, were determined by negotiations between the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, results of operations or other generally accepted criteria of value. Factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of and the prospects of the industry in which the Company competes, an assessment of the Company's management, the results of operations of the Company in recent periods, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

     The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Units. Such price is subject to change as a result of market conditions and other factors and no assurance can be given that the Units can be resold at the offering price.

     The foregoing is a summary of certain provisions of the Underwriting Agreement and Underwriter's Purchase Option which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

                                  LEGAL MATTERS

     The validity of the Securities being offered hereby will be passed upon for the Company by Hornsby, Sacher, Zelman, Stanton, Paul & Beiley, P.A., Miami, Florida. Certain legal matters will be passed upon for the Underwriters by Bernstein & Wasserman, LLP, New York, New York.

                                     EXPERTS

     The financial statements of Kids Stuff, Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994 and the financial statements of The Natural Baby Company, Inc., as of December 31, 1995 and for the years ended December 31, 1995 and 1994 appearing in this Prospectus, have been audited by Hausser + Taylor, independent auditors, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the 1933 Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the

Commission's principal office in Washington, D.C. Statements contained in this Prospectus regarding the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     The Company does not presently file reports or other information with the Commission. Upon completion of the Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information, as well as the Registration Statement and the exhibits and schedules thereto, may be inspected, without charge, at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers which file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR). The Company's Registration Statement on Form SB-2 has been filed through EDGAR.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent certified public accountants, and quarterly reports containing unaudited financial information for its first three quarters of each year.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE

KIDS STUFF, INC.

Report of Independent Auditors ............................................ F-3

Balance Sheets as of December 31, 1995
    and as of September 30, 1996 (Unaudited)............................... F-4

Statements of Income for the Years ended
    December 31, 1994 and 1995 and for the
    Nine Months ended September 30, 1995
    and 1996 (Unaudited)....................................................F-5

Statements of Cash Flows for the Years
    ended December 31, 1994 and 1995 and
    for the Nine Months ended September
    30, 1995 and 1996 (Unaudited)...........................................F-6

Statements of Stockholders' Equity
    for the Years ended December 31, 1994
    and 1995 and for the Nine Months ended September
    30, 1996 (Unaudited)....................................................F-7

Notes to Financial Statements...............................................F-8-13

THE NATURAL BABY COMPANY, INC.

Report of Independent Auditors..............................................F-14

Balance Sheets as of December 31, 1995
    and as of September 30, 1996 (Unaudited)................................F-15

Statements of Income for the Years ended December 31, 1994
    and 1995 and for the Nine Months ended September 30, 1996 (Unaudited)...F-16

Statements of Cash Flows for the Years ended December 31, 1994 and 1995 and for the Nine Months ended September 30, 1996 (Unaudited)...F-17

Statements of Stockholders' Equity for the Years ended
    December 31, 1994 and 1995 and for the Nine Months ended
    September 30, 1996 (Unaudited)..........................................F-18

Note to Financial Statements................................................F-19-21

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction................................................................P-2

Unaudited Pro Forma Combined Balance Sheets as of September 30, 1996........P-3

Unaudited Pro Forma Combined Statements of Income
    for the Year ended December 31, 1995....................................P-4

Unaudited Pro Forma Combined Statements of Income for the
    Nine Months ended September 30, 1996....................................P-5

Notes to Unaudited Pro Forma Combined Financial Statements..................P-6-7

                                      F-1

                                Kids Stuff, Inc.
                              Financial Statements



                     Years Ended December 31, 1994 and 1995
                      Nine Months Ended September 30, 1996

                          INDEPENDENT AUDITORS' REPORT




To the Stockholder and Board of Directors
Kids Stuff, Inc.
North Canton, Ohio


      We have audited the accompanying balance sheet of Kids Stuff, Inc. as of December 31, 1995, and the statements of income, cash flows, and stockholder's equity for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kids Stuff, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.


       As discussed in Note A, Kids Stuff, Inc. was incorporated during 1996 and prior to June 30, 1996, had no operations.
The financial position, results of operations, and cash flows prior to June 30, 1996 presented in the accompanying financial statements are those of the predecessor company, Perfectly Safe, Inc., and certain assets of Duncan Hill Company, Ltd., the parent company of both Perfectly Safe, Inc. and Kids Stuff, Inc.



Canton, Ohio

March 1, 1996

                                KIDS STUFF, INC.
                                 BALANCE SHEETS


                                                              (UNAUDITED)
                                                 DECEMBER 31  SEPTEMBER 30,
                                                     1995        1996
                                                 ----------   ----------
Current Assets:
  Cash                                              $35,719      $28,883
  Accounts receivable                                73,633      151,474
  Inventories                                       602,017      436,676
  Deferred catalog expense                          171,525      491,427
  Prepaid expenses                                        0       23,799
                                                 ----------   ----------
     Total Current Assets                           882,894    1,132,259

Property and Equipment
  Data processing equipment                         122,844      152,781
  Machinery and equipment                            80,731       83,360
  Vehicles                                            5,255        5,255
  Furniture and fixtures                             98,147       99,014
                                                 ----------   ----------
                                                    306,977      340,410
  Less accumulated depreciation                     184,834      218,814
                                                 ----------   ----------
                                                    122,143      121,596

Other Assets, Net of Accumulated Amortization
  Customer lists                                    685,876      748,134
  Goodwill                                          196,875      192,656
  Rezip data base                                     6,205            0
  Development and catalog costs                     218,580      327,636
                                                 ----------   ----------
                                                  1,107,536    1,268,426
                                                 ----------   ----------
Total Assets                                     $2,112,573   $2,522,281
                                                 ==========   ==========


Current Liabilities:
  Accounts payable                                 $749,620   $1,052,621
  Current portion of note payable to affiliate            0       66,858
  Line of credit                                    430,000      650,000
  Due to affiliates                                 452,781      102,834
  Customer advances and other                         4,301            0
                                                 ----------   ----------
     Total Current Liabilities                    1,636,702    1,872,313


Note payable to affiliate, net of current portion         0      300,000

Deferred Federal Income Taxes                        99,600       68,124

Stockholder's Equity
  Common stock                                        2,400        2,400
  Preferred stock                                     5,000        5,000
  Additional paid -in capital                       297,600      297,600
  Retained earnings                                  71,271      (23,156)
                                                 ----------   ----------
     Total Stockholder's Equity                     376,271      281,844
                                                 ----------   ----------
Total Liabilities and Stockholder's Equity       $2,112,573   $2,522,281
                                                 ==========   ==========

The accompanying notes are an integral part of these financial statements.

                                KIDS STUFF, INC.
                              STATEMENTS OF INCOME




                                                                             (UNAUDITED)
                                             YEAR ENDED DECEMBER 31,   NINE MONTHS ENDED SEP 30,
                                             ----------------------    -----------------------
                                                1994        1995          1995         1996
                                             ----------  ----------    ----------   ----------

Sales                                       $5,002,519   $5,724,337    $4,267,649   $4,816,950

Cost of Sales                                2,861,361    3,540,487     2,580,791    3,099,124
                                             ----------  ----------    ----------   ----------
Gross Profit                                 2,141,158    2,183,850     1,686,858    1,717,826

Selling Expenses                             1,590,497    1,754,601     1,358,918    1,275,403

General and Administrative Expenses            466,276      638,191       457,213      570,645
                                             ----------  ----------    ----------   ----------
Income (Loss) from Operations                   84,385     (208,942)     (129,273)    (128,222)

Net Other Income (Expense)                       7,785        8,610        18,782        2,319
                                             ----------  ----------    ----------   ----------
Income (Loss) Before Income Taxes               92,170     (200,332)     (110,491)    (125,903)

Provision (Credit) for Federal Income Taxes     17,920      (37,100)      (27,623)     (31,476)
                                             ----------  ----------    ----------   ----------
Net Income (Loss)                              $74,250    ($163,232)     ($82,868)    ($94,427)
                                             ==========  ==========    ==========   ==========

Net Income (Loss) Per Common Share               $0.03       ($0.07)       ($0.03)      ($0.04)
                                             ==========  ==========    ==========   ==========


The accompanying notes are an integral part of these financial statements.

                                KIDS STUFF, INC.
                            STATEMENTS OF CASH FLOWS


                                                                             (UNAUDITED)
                                             YEAR ENDED DECEMBER 31,  NINE MONTHS ENDED SEP 30,
                                            ----------------------   ---------------------
                                               1994        1995         1995        1996
                                            ---------    ---------   ---------   ---------
Cash Flows From Operating Activities:
   Net income (loss)                          $74,250   ($163,232)    ($82,868)   ($94,427)
   Adjustments to reconcile net
   income (loss) to net cash provided
   (used) by operating activities:
         Depreciation and amortization         71,588      87,451       67,750      92,774
         (Decrease) increase in deferred
           Federal income tax                  17,920     (37,100)     (27,623)    (31,476)
         Decrease (increase) in
           accounts receivable                 27,261      21,705       24,822     (77,841)
         (Increase) decrease in inventories   (51,410)   (237,747)    (148,203)    165,341
         (Increase) decrease in deferred
           catalog expense                     32,745     (34,072)    (168,129)   (319,902)
         (Increase) in prepaid expenses             0           0      (11,810)    (23,799)
         Increase in accounts payable,
           customer advances and other         38,106     250,974      149,798     298,700
                                            ---------    ---------   ---------   ---------
Net cash provided (used) by
  operating activities                        210,460    (112,021)    (196,263)      9,370

Cash Flows From Investing Activities:
   Investment in Perfectly Safe
     customer list                           (187,321)          0            0           0
   Investment in Kid's Club customer list           0    (162,711)           0     (90,557)
   Investment in Kid's Club development
     and catalog costs                              0    (229,784)           0    (129,127)
   Proceeds from sale of property
     and equipment                                675           0            0           0
   Investment in property and equipment       (27,721)    (28,016)     (31,549)    (33,433)
                                            ---------    ---------   ---------   ---------
Net cash (used) by investing activities      (214,367)   (420,511)     (31,549)   (253,117)

Cash Flows From Financing Activities:
   Borrowing on line of credit                175,000     255,000      155,000     220,000
   Increase (decrease) in due to affiliates  (146,809)    276,101       62,866      16,911
                                            ---------    ---------   ---------   ---------
Net cash provided by financing activities      28,191     531,101      217,866     236,911

Net Increase (Decrease) in Cash                24,284      (1,431)      (9,946)     (6,836)

Cash - Beginning                               12,866      37,150       37,150      35,719
                                            ---------    ---------   ---------   ---------
Cash - Ending                                 $37,150     $35,719      $27,204     $28,883
                                            =========    =========   =========   =========

Supplemental Disclosure of
 Cash Flow Information
   Cash paid for interest                     $29,385     $46,336      $21,196     $33,132
                                            =========    =========   =========   =========

The accompanying notes are an integral part of these financial statements.

                                KIDS STUFF, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY



                                              CAPITAL   PREFERRED  PAID - IN  RETAINED
                                               STOCK      STOCK     CAPITAL   EARNINGS     TOTAL
                                               ------     ------   --------   --------   --------
Balance - At January 1, 1994                   $2,400     $5,000   $297,600   $160,253   $465,253

Addition:
   Net income                                                                   74,250     74,250
                                               ------     ------   --------   --------   --------
Balance - At December 31, 1994                  2,400      5,000    297,600    234,503    539,503

Deduction
   Net loss                                                                   (163,232)  (163,232)
                                               ------     ------   --------   --------   --------
Balance - At December 31, 1995                  2,400      5,000    297,600     71,271    376,271

Deductions
   Net loss (Unaudited)                                                        (94,427)   (94,427)
                                               ------     ------   --------   --------   --------
Balance - At September 30, 1996 (Unaudited)    $2,400     $5,000   $297,600   ($23,156)  $281,844
                                               ======     ======   ========   ========   ========

The accompanying notes are an integral part of these financial statements.

KIDS STUFF, INC.

NOTES TO FINANCIAL STATEMENTS


Summary of Significant Accounting Policies



A. Kids Stuff, Inc. ("Kids Stuff" or the "Company") was incorporated during 1996 as a wholly-owned subsidiary of Duncan Hill Company, Ltd. ("Duncan Hill"). Prior to a reorganization occurring June 30, 1996, Kids Stuff had no operations. The operations shown in the accompanying financial statements prior to June 30, 1996 are those of Perfectly Safe, Inc., which was dissolved as part of the reorganization and is sometimes referred to as "Predecessor" in these financial statements.

         Perfectly Safe, Inc. was also a wholly-owned subsidiary of Duncan Hill. Effective June 30, 1996, the assets and liabilities of Perfectly Safe, Inc., reverted to Duncan Hill, and Perfectly Safe, Inc. was dissolved. As part of the reorganization, the Company acquired the assets and liabilities of its' Predecessor. The Company also acquired, as part of the reorganization, certain fixed assets formerly belonging to Duncan Hill at a book value of $122,143 at December 31, 1995. The combination of the Company's acquisition of the assets of its' Predecessor and the Company's acquisition of certain assets of Duncan Hill were accounted for at historical cost as a reorganization of companies under common control. The operations of the Predecessor are currently operated as the Perfectly Safe Division and Jeanne's Kids Club Division of the Company.


B. Business Description - The Company is in the mail order business and sells to customers throughout the United States. Perfectly Safe, a division of the Company, primarily sells children's safety products for use up to age 3. Jeanne's Kids Club, a division of the Company, sells hardgood products for children primarily up to the age of 3. Products are purchased from a variety of vendors.


C. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



D. Fair Value of Financial Instruments- The fair value of cash, accounts receivable, accounts payable and other short term obligations approximate their carrying values because of the short maturities of those financial instruments.

KIDS STUFF, INC.

Summary of Significant Accounting Policies (continued)


E. Impairment of Long-Lived Assets- In March 1995, the Financial Accounting Standards Board issued Statement of Financial
         Accounting Standards no. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed
         Of" (SFAS 121). SFAS 121 requires the Company to review long-lived assets and certain identifiable intangibles, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of impairment is based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the assets. If the undiscounted future cash flows of an asset are less than the carrying value, a write down would be recorded measured by the amount of the difference between the carrying value of the asset and the fair value of the asset. The adoption of SFAS 121 did not have a material effect on the financial statements.

F. The Company is on the allowance method for recognizing bad debts. No allowance is recorded as of December 31, 1995 or September
         30, 1996 (unaudited) as management has determined that any allowance would have been immaterial.

G. Inventories consist of finished goods held for resale and are stated at the lower of cost or market with cost being determined by the first-in, first-out (FIFO) method.

H. Deferred catalog expenses are costs of catalogs mailed to customers which are deferred and amortized over periods ranging from four weeks to six months, the estimated length of time customers utilize catalogs and other mail order mailings from the Company.

I. Property and equipment are carried at cost and depreciated using the straight-line method over their estimated useful lives. Depreciation expense amounted to $26,172 and $20,742 for the years ended December 31, 1995 and 1994, respectively. Depreciation expense amounted to $33,980 (unaudited) and $19,629 (unaudited) for the nine month periods ended September 30, 1996 and 1995.

         Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.


J. The customer list of the Perfectly Safe division was originally recorded at fair market value, as calculated by management, which was lower than the actual cost of developing the list. The Company capitalized additional development costs of $187,321 in 1994. The list is being amortized on a straight-line basis over a period of 20 years. Accumulated amortization amounted to $65,387 and $87,585 (unaudited) at December 31, 1995 and September 30, 1996, respectively.

KIDS STUFF, INC.

Summary of Significant Accounting Policies (continued)


         In 1995, the Company developed Jeanne's Kid's Club. Customers pay a fee to join the Club and then are able to buy merchandise at discounted prices. The Company capitalized $76,593 of costs incurred to create the original Jeanne's Kid's Club catalog.
         These costs, which are included in other assets in the accompanying balance sheet as development and catalog costs, are being amortized on a straight-line basis over a period of 48 months. Accumulated amortization amounted to $8,013 at December 31, 1995 and $22,339 (unaudited) at September 30, 1996. An additional $153,191 of development costs were capitalized during 1995 and $129,127 (unaudited) during 1996. These costs are being amortized on a straight-line basis over a period of 20 years. Accumulated amortization amounted to $3,191 at December 31, 1995 and to $8,936 (unaudited) at
         September 30, 1996. The Company also capitalized $162,711 of costs incurred to develop a customer list during 1995 and $90,557 (unaudited) during 1996, which are shown in customer lists in the accompanying balance sheet. The customer list is being amortized on a straight-line basis over a period of 20 years. Accumulated amortization amounted to $3,390 at December
         31, 1995 and to $9,491 (unaudited) at September 30, 1996.


K. Goodwill is being amortized on a straight-line basis over 40 years. Accumulated amortization was $28,125 and $32,344
         (unaudited) at December 31, 1995 and September 30, 1996, respectively.


L. Rezip database costs are costs associated with a project of the Company to develop a database of zip codes. The costs are deferred because future mailing costs will be reduced by limiting mailings to zip codes which have proven to produce orders. These costs are amortized using the straight-line method over four years and are fully amortized by September 30, 1996. Accumulated amortization was $151,783 and $157,988 (unaudited) at December 31, 1995 and September 30 1996, respectively.


M. Deferred taxes have been recognized to reflect temporary differences between financial reporting and income tax purposes. The principal differences are in the treatment of deferred catalog expense and the amortization of customer lists.

N. Interim Financial Statements- The interim financial statements included herein have been prepared by management of the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations have been made.

KIDS STUFF, INC.

Note 1. Income Taxes



          Income tax expense includes the following:

                                            (UNAUDITED)
                                          NINE MONTHS ENDED
                  YEAR ENDED DECEMBER 31,   SEPTEMBER 30,
                   -------------------   -------------------
                    1994        1995       1995       1996
                   -------    --------   --------   --------
         Current   $    -      $          $          $    -
         Deferred   17,920     (37,100)   (27,623)   (31,476)
                   -------    --------   --------   --------
                   $17,920    ($37,100)  ($27,623)  ($31,476)
                   =======    ========   ========   ========



         At December 31,1995, the Company has long-term deferred tax liabilities of approximately $209,400 relating principally to the treatment of amortization of customer lists. The Company has a long-term tax asset of approximately $109,800 relating to net operating loss carryforwards. This deferred tax asset will be utilized as the Company's tax returns are filed. The net amount of $99,600 is shown as a long-term deferred tax liability on the accompanying balance sheet as of December 31, 1995.


         The Company has $488,000 in net operating loss carryforwards which will expire as follows:

                       YEAR     AMOUNT
                       ----    -------

                       2008    $82,800

                       2009     16,200

                       2010    389,000


Note 2. Parent Corporation.


         Prior to June 30, 1996, the telemarketing, order fulfillment, data processing and administrative function of Perfectly Safe, Inc.
         were provided by Duncan Hill, which also provided those services as applicable, to its other operating subsidiaries.
         Duncan Hill allocated the cost of its services, including rent, to its operating subsidiaries on a direct cost basis, as applicable, or on a pro rata basis determined by the percentage of total assets of the various operating subsidiaries, exclusive of the assets of Duncan Hill.

         As of June 30, 1996, the Company purchased from Duncan
         Hill, the assets used by Duncan Hill to perform the telemarketing, order fulfillment, data processing and administrative functions. The Company commenced the performance of these functions as of June 30, 1996, except for the payroll and accounting functions, which Duncan Hill continues to provide. Duncan Hill will continue to charge the Company for its allocated portion of these expenses. Amounts due to affiliate are a result of the unpaid portion of these charges.

KIDS STUFF, INC.



NOTES TO FINANCIAL STATEMENTS (CONTINUED)



Note 2. Parent Corporation (continued).


         The accounts receivable and inventory of the Company and Duncan Hill's other subsidiaries are pledged as collateral against an $800,000 line of credit at Duncan Hill. The balance on the line of credit was $430,000 and $650,000 (unaudited) at December 31, 1995 and September 30, 1996, respectively. As a part of the reorganization of the Company, the responsibility for the repayment of the line of credit was assumed by the Company from Duncan Hill in exchange for a reduction of the inter-company indebtedness owed by the Company to Duncan Hill. Effective December 31, 1996 (unaudited), the Company obtained an $800,000 line of credit in its name and the Duncan Hill line of credit, with the same institution, was simultaneously terminated and the outstanding balance of $650,000 at December 31, 1996 was transferred to the Company's line of credit. All of the assets of the Company have been pledged to secure the Company's obligation under its' line of credit. Due to the current nature of the liability, the carrying amount of the line approximates fair value.

         Interest expense was $46,336 and $29,385 for the years ended December 31, 1995 and 1994, respectively and $33,132 (unaudited) and $21,196 (unaudited) for the nine month periods ended September 30, 1996 and 1995, respectively.


Note 3. Capital Stock.

         A.  Common

         Prior to the reorganization, Perfectly Safe, Inc. had common stock at December 31, 1995 with no par value, 750 shares were authorized, 100 shares issued and outstanding. After the reorganization and at September 30, 1996, the Company has common stock (unaudited) of $.001 par value, 35,000,000 shares authorized 2,400,000 issued and outstanding.

         Stockholders' equity reflects the reorganization for all periods presented. Additionally, earnings per share was calculated based on the 2,400,000 shares of common stock issued in the reorganization for all periods presented.

         B. Preferred (unaudited)

         The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series.

         The company has issued and outstanding 5,000,000 shares of Series A Preferred Stock, $.001 par value. The holders of the
         Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

         The Series A Preferred Stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series
         A Preferred Stock has a liquidation preference of $.001 per share.


Note 4. Note Payable to Affiliate (unaudited).


         As of September 30, 1996, the Company has a unsecured Note Payable to Duncan Hill in the principal amount of $366,858 payable in four annual installments commencing June 30, 1997 and bearing interest at a rate of 8% per annum. The principal amount of the first installment is $66,858 and is $100,000 for each ensuing installment.

Note 5. Acquisition of The Natural Baby Catalog. (Unaudited).

         In May, 1996, The Natural Baby Company, Inc. ("Baby Co.") contracted to sell its catalog business, The Natural Baby
         Catalog, to Duncan Hill, at which time Duncan Hill paid Baby
         Co. $25,000 towards the purchase price. The Company will repay the $25,000 advanced by Duncan Hill upon the closing of a public offering. The Company intends to file the registration statement in January, 1997.  Duncan Hill has assigned its rights to acquire The Natural Baby Catalog to the Company, with Baby
         Co.'s approval.  The remaining purchase price to be paid by the
         Company for The Natural Baby Catalog consists of a cash payment in the amount of $1,278,358 to be made by the company upon the closing of a public offering, the assumption by the Company of Baby Co.'s accounts payable incurred in the ordinary course of business, assumption of Baby Co.'s remaining lease obligations in the approximate amount of $35,500 as of December 31, 1996, and a convertible promissory note issued by the Company to Baby Co.
         in the amount of $250,000. The Company intends to pay the assumed accounts payable and assumed lease obligations out of The Natural Baby Catalog's cash flow.

Note 6. Recent Sales of Unregistered Securities (unaudited).

         The following shares of unregistered securities have been issued by the Company since its inception. There were no underwriting discounts and commissions paid in connection with the issuance of any said securities.

         In connection with the reorganization effective June 30, 1996, the Company issued to its parent, Duncan Hill Co., Ltd. 2,400,000 shares of Common Stock at a value of $.125 per share, and 5,000,000 shares of Series A Preferred Stock at a value of $.001 per share.

         Commencing October, 1996, the Company sold an aggregate of 1,300,000 shares of Common Stock to seven private investors for the aggregate purchase price of $162,500.

         In October, 1996, the Company borrowed an aggregate of $200,000 from three private investors, $75,000 of which is convertible upon its terms into 1,500,000 Class A Warrants upon the effective date of the registration statement. The 1,500,000 Warrants, as well as the shares of Common Stock underlying those warrants are included as securities being registered under the registration statement.

                         The Natural Baby Company, Inc.
                              Financial Statements



                     Years Ended December 31, 1994 and 1995
                      Nine Months Ended September 30, 1996

                          Independent Auditors' Report



To the Stockholders

The Natural Baby Company, Inc.

Trenton, New Jersey



        We have audited the accompanying balance sheet of The Natural Baby Company, Inc. as of December 31, 1995, and the related statements of income, cash flows, and stockholders' equity for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Natural Baby Company, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.








Canton, Ohio

August 5, 1996

                         THE NATURAL BABY COMPANY, INC.
                                 BALANCE SHEETS


                                                                  (UNAUDITED)
                                                    DECEMBER 31  SEPTEMBER 30,
                                                    -----------  -------------
                                                        1995        1996
                                                      --------     --------
Current Assets:
         Cash                                          $76,047      $83,591
         Accounts receivable                            29,918       32,584
         Inventories                                   521,253      498,567
         Deferred catalogue expense                    186,265      269,838
         Prepaid expenses                                7,300        5,230
                                                      --------     --------
            Total Current Assets                       820,783      889,810

Property and Equipment
         Data processing equipment                      64,997       69,229
         Vehicle                                        16,936       16,936
         Furniture and fixtures                         10,053       10,053
                                                      --------     --------
                                                        91,986       96,218
         Less accumulated depreciation                  41,511       48,681
                                                      --------     --------
                                                        50,475       47,537

Other Assets
         Deposit                                         1,779        1,779
                                                      --------     --------
Total Assets                                          $873,037     $939,126
                                                      ========     ========


Current Liabilities:
         Accounts payable                             $296,028     $299,401
         Accrued Expenses                               29,281        6,232
                                                      --------     --------
            Total Current Liabilities                  325,309      305,633

Long-Term Debt
         Notes Payable                                 197,603      205,229

Stockholders' Equity
         Common stock, no par value,
            10 shares authorized, issued and
            outstanding                                    100          100
         Additional paid -in capital                    10,000       10,000
         Retained earnings                             340,025      418,164
                                                      --------     --------
            Total Stockholders' Equity                 350,125      428,264
                                                      --------     --------
Total Liabilities and Stockholders' Equity            $873,037     $939,126
                                                      ========     ========


The accompanying notes are an integral part of these financial statements.

                         THE NATURAL BABY COMPANY, INC.
                              STATEMENTS OF INCOME


                                                                        (UNAUDITED)
                                                                        NINE MONTHS
                                                                           ENDING
                                             YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                             ----------------------      ----------
                                                1994        1995            1996
                                             ----------  ----------      ----------
Sales                                        $4,435,692  $5,228,469      $4,345,191

Cost of Sales                                2,169,312    2,828,165       2,892,212
                                             ----------  ----------      ----------
Gross Profit                                 2,266,380    2,400,304       1,452,979

Selling Expenses                             1,750,116    1,664,664         903,357

General And Administrative Expenses            427,651      507,348         272,864
                                             ----------  ----------      ----------
Income (Loss) From Operations                   88,613      228,292         276,758

Net Other Expense (Income)                      20,379       15,559          50,465
                                             ----------  ----------      ----------
Income (Loss) Before Income Taxes               68,234      212,733         226,293
                                             ----------  ----------      ----------
Net Income                                     $68,234     $212,733        $226,293
                                             ==========  ==========      ==========










The accompanying notes are an integral part of these financial statements.

                         THE NATURAL BABY COMPANY, INC.
                            STATEMENTS OF CASH FLOWS

                                                                     (UNAUDITED)
                                                                     NINE MONTHS
                                                                       ENDING
                                           YEAR ENDED DECEMBER 31,   SEPTEMBER 30,
                                           -----------------------   -------------
                                             1994          1995         1996
                                            -------      --------      --------
Cash Flows From Operating Activities:
  Net income                                $68,234      $212,733      $226,293
  Adjustments to reconcile net income
     (loss) to net cash provided (used)
     by operating activities:
        Depreciation and amortization           752         9,558         7,170
        (Increase) decrease in accounts
          receivable                         (5,684)        5,920        (2,666)
        (Increase) decrease in
          inventories                       (68,765)     (165,329)       22,686
        (Increase) decrease in deferred
          catalogue expense                 (52,773)       72,648       (83,573)
        (Increase) decrease in prepaid
          expense                           (16,571)       19,574         2,070
        Increase (decrease) in accounts
          payable and accrued expenses       89,644       (51,983)      (19,676)
                                            -------      --------      --------
Net cash provided (used) by
  operating activities                       14,837       103,121       152,304

Cash Flows From Investing Activities:
  Investment in property and equipment      (14,840)      (40,686)       (4,232)

Cash Flows From Financing Activities:
  Payment on long term debt                       0       (26,648)            0
  Proceeds from long-term borrowings                       40,000         7,626
  Distribution to shareholders                    0             0      (148,154)
                                            -------      --------      --------
Net cash provided (used) by financing
  activities                                      0        13,352      (140,528)

Net Increase (Decrease) in Cash                  (3)       75,787         7,544

Cash - Beginning                                263           260        76,047
                                            -------      --------      --------
Cash - Ending                                  $260       $76,047       $83,591
                                            =======      ========      ========

Supplemental Disclosure of
 Cash Flow Information:
  Cash paid for interest                    $32,746        $8,744        $9,379
                                            =======      ========      ========

The accompanying notes are an integral part of these financial statements.


                         THE NATURAL BABY COMPANY, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                                       CAPITAL  PAID - IN RETAINED
                                                        STOCK    CAPITAL  EARNINGS    TOTAL
                                                       -------   -------  --------  --------
Balance - Beginning January 1, 1994                       $100   $10,000   $59,058   $69,158

Addition:
   Net income                                                               68,234    68,234
                                                          ----   -------  --------  --------
Balance - At December 31, 1994                             100    10,000   127,292   137,392

Addition:
   Net income                                                              212,733   212,733
                                                          ----   -------  --------  --------
Balance - At December 31, 1995                             100    10,000   340,025   350,125

Addition:
   Net income (Unaudited)                                                  226,293   226,293

Deduction:
   Distribution to shareholders (Unaudited)                               (148,154) (148,154)
                                                          ----   -------  --------  --------
Balance - At September 30, 1996 (Unaudited)               $100   $10,000  $418,164  $428,264
                                                          ====   =======  ========  ========





The accompanying notes are an integral part of these financial statements.

THE NATURAL BABY COMPANY, INC.


NOTES TO FINANCIAL STATEMENTS



Summary of Significant Accounting Policies



      A. Business Description - The Company is in the mail order business and sells children's clothes and toys to customers throughout the United States. Products are purchased from a variety of vendors.


      B. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      C. Accounts Receivable - The Company is on the allowance method for recognizing bad debts. No allowance is recorded as of December 31, 1995 or September 30, 1996 (unaudited) as management has determined that any allowance would have been immaterial, Bad debt expense was $32,386 and $6,643 for the years ended December 31, 1995 and 1994, respectively, and $6,507 (unaudited) for the nine months ended September 30, 1996.

      D. Inventories consist of finished goods held for resale and are stated at the lower of cost or market with cost being determined by current purchases applied on an average cost method.


      E. Deferred catalogue expenses are costs of catalogues mailed to customers which are deferred and amortized over periods ranging from four weeks to six months, the estimated length of time customers utilize catalogues and other mail order mailings from the Company.


      F. Property and equipment are carried at cost and depreciated using straight-line and accelerated methods over their estimated useful lives, ranging from five to ten years. Depreciation expense amounted to $9,558 and $752 for the years ended December 31, 1995 and 1994, respectively, and $7,170 (unaudited) for the nine months ended September 30, 1996.

            Maintenance, repairs and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

THE NATURAL BABY COMPANY, INC.


NOTES TO FINANCIAL STATEMENTS



Summary of Significant Accounting Policies (continued)



      G. The Corporation has elected to be treated as a Subchapter S corporation. No provision for income taxes is necessary because any income or loss is includible in the tax returns of the individual stockholders.

      H. Fair Value of Financial Instruments- The fair value of cash, accounts receivable, accounts payable and other short term obligations approximate their carrying values because of the short maturities of those financial instruments.

      I. Interim Financial Statements- The interim financial statements included herein have been prepared by management of the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations have been made.


Note 1.      Note Payable - Line of Credit


            The Company has a $75,000 line of credit from New Jersey National Bank at a variable rate (10.34% at December 31, 1995) which is payable on demand and is collateralized by a mortgage lien on the owners' personal residence. The line was undrawn as of December 31, 1995 and September 30, 1996 (unaudited).


Note 2.     Long-Term Debt


         A. Notes payable totaling $197,603 at December 31, 1995 and $205,229 (unaudited) at September 30, 1996, consists of amounts due to several individuals related to the owners. The notes are unsecured, bear interest at 5%, and have no repayment terms.

         B. The loan agreements do not specify payment requirements. However, it is management's intention not to repay the loans during 1996. Therefore, the total balance of all loans is considered long-term as of December 31, 1995 and as of September 30, 1996 (unaudited).

         C. Based on current market rates for notes with similar terms and average maturities, carrying value approximates fair value.

THE NATURAL BABY COMPANY, INC.


NOTES TO FINANCIAL STATEMENTS



Note 3.     Lease Commitments

            The Company leases facilities for office and warehouse operations under noncancelable operating leases. The following is a schedule of minimum future lease payments under noncancelable operating leases for the years ending December 31:



                     1996            $21,344

                     1997             21,344

                     1998             14,229
                                     -------
                                     $56,917
                                     =======


            Rental expense was $33,775 for the year ended
            December 31, 1995, and $23,948 (unaudited) for the nine months ended September 30, 1996.


Note 4.     Subsequent Event (unaudited).

            In May, 1996, The Natural Baby Company, Inc. ("Baby Co.") contracted to sell its catalog business, The Natural Baby
            Catalog, to Duncan Hill, at which time Duncan Hill paid Baby Co. $25,000 towards the purchase price. Duncan Hill has assigned its rights to acquire The Natural Baby Catalog to Kids Stuff, Inc., a subsidiary of Duncan Hill. The remaining purchase price to be paid by Kids Stuff Inc. for The Natural Baby Catalog consists of a cash payment in the amount of $1,278,358, the assumption by Kids Stuff Inc. of Baby Co.'s accounts payable incurred in the ordinary course of business, assumption of Baby Co.'s remaining lease obligations in the approximate amount of $35,500 as of December 31, 1996, and a convertible promissory note issued by Kids Stuff Inc. to Baby Co. in the amount of $250,000.

                                Kids Stuff, Inc.
                         Pro Forma Financial Statements



                                Fiscal Year 1995
                      Nine Months Ended September 30, 1996

                                KIDS STUFF, INC.
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

   The following Unaudited Pro Forma Combined Financial Statements of Kids Stuff, Inc. give effect to (i) the acquisition of The Natural Baby Catalog, (ii) the sale of 300,000 Units to the public and the application of the net proceeds and (iii) the sale of common stock and common stock warrants to private investors and a bridge loan from private investors, all as more fully disclosed in the notes thereto.


   The Unaudited Pro Forma Combined Financial Statements assume that these transactions occurred at the beginning of the fiscal year ending December 31, 1995 for the Unaudited Pro Forma Combined Statements of Income and as of September 30, 1996 for the Unaudited Pro Forma Combined Balance Sheet. In the opinion of management of the Company, all adjustments necessary to present fairly such Unaudited Pro Forma Combined Financial Statements have been made.

   The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical financial statements and the notes thereto included elsewhere in this Prospectus. The Unaudited Pro Forma Combined Statements of Income are not necessarily indicative of what actual results of operations would have been had these transactions occurred at the beginning of the respective periods, nor do they purport to indicate the results of future operations of the Company.

                                KIDS STUFF, INC.
                 PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
                               SEPTEMBER 30, 1996


                                                 Kids Stuff    Natural Baby                 Pro Forma
                                                 Historical     Historical     Combined    Adjustments    Pro Forma
                                                 ----------    ------------    --------    -----------    ---------
Current Assets:
  Cash                                             $28,883        $83,591       $112,474   (1,303,358)(1)    $734,919
                                                                                             (100,000)(1)
                                                                                               (7,544)(1)
                                                                                              362,500 (2)
                                                                                            2,246,629 (3)
                                                                                             (525,782)(4)
                                                                                              (50,000)(5)
  Accounts receivable                              151,474         32,584        184,058                      184,058
  Inventories                                      436,676        498,567        935,243                      935,243
  Deferred catalogue expense                       491,427        269,838        761,265                      761,265
  Prepaid other                                     23,799          5,230         29,029                       29,029
                                                ----------       --------     ----------                   ----------
     Total Current Assets                        1,132,259        889,810      2,022,069                    2,644,514


Property and Equipment, Net of Accumulated
  Depreciation                                     121,596         47,537        169,133                      169,133

Other Assets, Net of Accumulated Amortization
  Customer lists                                   748,134              0        748,134      300,000 (1)   1,048,134
  Goodwill                                         192,656              0        192,656      727,409 (1)     920,065
  Development and catalogue costs                  327,636              0        327,636                      327,636
  Other                                                  0          1,779          1,779                        1,779
                                                ----------       --------     ----------                   ----------
                                                 1,268,426          1,779      1,270,205                    2,297,614
                                                ----------       --------     ----------                   ----------

Total Assets                                    $2,522,281       $939,126     $3,461,407                   $5,111,261
                                                ==========       ========     ==========                   ==========


Current Liabilities:
  Accounts payable                              $1,052,621       $299,401     $1,352,022     (300,000)(4)  $1,052,022
  Note Payable                                      66,858              0         66,858      125,000 (2)           0
                                                                                              (66,858)(4)
                                                                                             (125,000)(4)
  Line of Credit                                   650,000              0        650,000                      650,000
  Due to affiliates                                102,834              0        102,834                      102,834
  Customer advances and other                            0          6,232          6,232                        6,232
                                                ----------       --------     ----------                   ----------
     Total Current Liabilities                   1,872,313        305,633      2,177,946                    1,811,088

Long Term Debt, net of current portion             300,000        205,229        505,229      250,000 (1)     550,000
                                                                                             (205,229)(1)
Deferred Federal Income Taxes                       68,124              0         68,124                       68,124

Stockholders' Equity
  Common stock, $0.001  par value, 25,000,000
    shares authorized, 4,300,000 issued and
    outstanding                                      2,400            100          2,500         (100)(1)       4,300
                                                                                                1,300 (2)
                                                                                                  600 (3)
  Preferred Stock, $0.001 par value, 10,000,000
     shares authorized, 5,000,000 issued and
     outstanding                                     5,000              0          5,000                        5,000
  Additional paid -in capital                      297,600         10,000        307,600      (10,000)(1)   2,695,905
                                                                                              236,200 (2)
                                                                                            2,246,029 (3)
                                                                                              (33,924)(4)
                                                                                              (50,000)(5)
  Retained earnings                                (23,156)       418,164        395,008     (418,164)(1)     (23,156)
                                                ----------       --------     ----------                   ----------
     Total Stockholders' Equity                    281,844        428,264        710,108                    2,682,049
                                                ----------       --------     ----------                   ----------

Total Liabilities and Stockholders' Equity      $2,522,281       $939,126     $3,461,407                   $5,111,261
                                                ==========       ========     ==========                   ==========


The accompanying notes are an integral part of the Unaudited Pro Forma Combined
                                 Balance Sheet.

                                Kids Stuff, Inc.
              Pro Forma Combined Statements of Income (Unaudited)



                                                    Fiscal Year Ended December 31, 1995
                                             -------------------------------------------------
                                             Kids Stuff   Natural Baby    Pro Forma
                                             Historical     Historical   Adjustments   Pro Forma
                                             ----------  ----------      -----------  -----------
Sales                                        $5,724,337  $5,228,469                   $10,952,806

Cost of Sales                                 3,540,487   2,828,165      (223,773)(3)   6,144,879
                                             ----------  ----------                   -----------

Gross Profit                                  2,183,850   2,400,304                     4,807,927

Selling Expenses                              1,754,601   1,664,664                     3,419,265

General And Administrative Expenses             638,191     507,348      (417,020)(1)     728,519
                                             ----------  ----------                   -----------

Income (Loss) From Operations                  (208,942)    228,292                       660,143

Other Income (Expense)                            8,610     (15,559)       14,499 (2)       7,550
                                             ----------  ----------                   -----------

Income (Loss) Before Income Taxes              (200,332)    212,733                       667,693

Provision (Credit) For Federal Income Taxes     (37,100)          0       264,116 (4)     227,016
                                             ----------  ----------                   -----------

Net (Loss) Income                             ($163,232)   $212,733                      $440,677
                                             ==========  ==========                   ===========

Pro forma earnings per share amount:
      Net income                                                                            $0.10
                                                                                      ===========
The accompanying notes are an integral part of the Unaudited Pro Forma Combined
                              Statement of Income

                                      P-4

                                Kids Stuff, Inc.
              Pro Forma Combined Statements of Income (Unaudited)



                                                    Nine Months Ended September 31, 1996
                                             ----------------------------------------------------
                                             Kids Stuff   Natural Baby    Pro Forma
                                             Historical     Historical   Adjustments   Pro Forma
                                             ----------  ----------      -----------  -----------
Sales                                        $4,816,950  $4,345,191                   $9,162,141

Cost of Sales                                3,099,124   2,892,212       (149,713)(3)  5,841,623
                                             ----------  ----------                   ----------

Gross Profit                                 1,717,826   1,452,979                     3,320,518

Selling Expenses                             1,275,403     903,357                     2,178,760

General And Administrative Expenses            570,645     272,864       (205,118)(1)    605,259
                                             ----------  ----------                   ----------

Income (Loss) From Operations                 (128,222)    276,758                       536,499

Other Income (Expense)                           2,319     (50,465)         9,379 (2)    (71,899)

Income (Loss) Before Income Taxes             (125,903)    226,293                       464,600

Provision (Credit) For Federal Income Taxes    (31,476)          0        189,440 (4)    157,964
                                             ----------  ----------                   ----------

Net (Loss) Income                             ($94,427)   $226,293                      $306,636
                                             ==========  ==========                   ==========

Pro forma earnings per share amount:
      Net income                                                                           $0.07
                                                                                      ==========

The accompanying notes are an integral part of the Unaudited Pro Forma Combined
                              Statement of Income

                                KIDS STUFF, INC.

          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET

            (1) Adjustment for the acquisition of The Natural Baby Catalog for $1,553,358, with a cash payment of $1,278,358 and a note payable of $250,000, along with the Company's assumption of certain liabilities of the seller, and also includes a cash payment of $25,000 to Duncan Hill to repay Duncan Hill for a down payment on the acquisition made by Duncan Hill on behalf of the Company. The current notes payable and line of credit will be liquidated at the time of the purchase. This acquisition will be accounted for using the purchase method, with assets valued at fair market value and the customer list being valued at $300,000 as calculated by management. The balance is attributed to goodwill in the amount of $727,409, and a note payable to the seller of The Natural Baby Catalog of $250,000 due in equal annual installments with the first installment due three years from the date of purchase. Also includes expenses of $100,000 for the consolidation of the operations of The Natural Baby Catalog and an adjustment to cash per the purchase agreement for the amount of cash sold to the Company of $76,047 versus the balance at September 30, 1996 of $83,591 in the amount of $7,544.

            (2) Adjustment for the sale of 1,300,000 shares of common stock for $162,500, a bridge loan for $125,000, and the sale of 1,500,000 warrants for $75,000.

            (3) Adjustment for the sale of 300,000 Units to the public at
                $10 per unit, less estimated commissions of $300,000 and less estimated offering costs of $453,371.

            (4) Adjustment for the repayment of bridge loan of $125,000, plus accrued interest at 8% through March 31, 1997 in the amount of $ 4,575, payment of $300,000 towards accounts payable, and payment of note payable to Duncan Hill of $66,858 plus accrued interest at 8% to be paid on June 30, 1997 in the amount of $29,349.

            (5) Adjustment for the payment of expenses for the reorganization of Kids Stuff, Inc.

NOTES TO PRO FORMA COMBINED STATEMENTS OF INCOME

            (1) Adjustment to general and administrative expenses to reflect the consolidation of Kids Stuff, Inc. with The Natural Baby Catalog. The management of the Company believes that the overhead structure of the Company can absorb the overhead of The Natural Baby Catalog with only incremental increases detailed as follows:


                                   Fiscal Year            Nine Months
                                     Ended                   Ended
                                December 31, 1995      September 30, 1996
                                -----------------      ------------------
   Hire additional buyer             $35,000                 $26,250
   Amortization                       28,904                  21,678
   Incremental property insurance      2,000                   1,500
   Additional warehouse space:
     5,000 square feet @
     $4.00/square foot                20,000                  15,000
   Incremental utilities on
     additional warehouse space        3,000                   2,250
   Estimated property tax              1,424                   1,068
                                ------------           --------------
                                     $90,328                 $67,746
   Less: Historical general and
      administrative expenses       (507,348)               (272,865)
                                ------------           --------------

    Decrease in general and
      administrative expenses
      from consolidation           ($417,020)              ($205,118)
                                ============           =============

            (2) Adjustment for interest expense paid by The Natural Baby
                Company, Inc. on long term debt which will not be assumed by the Company in the acquisition of $14,499 for the fiscal year ended December 31, 1995 and $9,379 for the nine months ended September 30, 1996.

            (3) Adjustment of direct labor costs of $223,773 for the fiscal year ended December 31, 1995, and $149,713 for the nine months ended September 30, 1996. This assumes that the operations of The Natural Baby Catalog will be moved to Kids Stuff, Inc.'s facilities, thus utilizing Kids Stuff, Inc.'s lower direct labor costs. Calculated as follows:

                                                      Fiscal Year           Nine Months
                                                         Ended                 Ended
                                                   December 31, 1995       September 30, 1996
                                                   -----------------      ------------------
     Natural Baby labor cost per order                    $7.48                   $5.78
     Kids Stuff labor cost per order                       2.82                    2.28
                                                      ---------              ----------
     Difference                                          ($4.67)                 ($3.51)

     Number of orders                                    79,944                  71,111

     Savings using Kids Stuff labor cost per order
       vs. Natural Baby labor costs per order         ($372,955)               ($249,521)
                                                      =========              ==========
     Savings at 60%                                   ($223,773)               ($149,713)
                                                      =========              ==========

     Management has decided to use 60% as a basis for the savings due to the fact that the Natural Baby product line is different and may cause an incremental increase in Kids Stuff's direct labor cost per order.

            (4) Adjustment to income tax provision for the estimated income tax effect of the Pro Forma Adjustments at a marginal tax rate of 34%.

   Pro Forma net income per common share is based on 4,300,000 shares of common stock outstanding

   Management believes the Company's historical financial statements reflect its historical costs of doing business. As a public entity the Company will likely incur additional costs. Such additional costs, estimated to be approximately $25,000 on a quarterly basis, are not reflected in the Unaudited Pro Forma Combined Statements of Income.

======================================================                           ================================

     No dealer, salesperson or other person is authorized to
give any information or to make any representations in
connection with this Offering other than those contained in
this Prospectus and, if given or made, such information or
representations must not be relied upon as having been
authorized by the Company or the Underwriter.  This
Prospectus does not constitute an offer to sell or a solicitation                       300,000 UNITS
of an offer to buy the shares of Common Stock and Warrants                  Each Unit Consisting of Two Shares of
offered hereby by anyone in any jurisdiction in which such                    Common Stock and One Common Stock
offer or solicitation is not authorized or is unlawful.  The                       Class A Purchase Warrant
delivery of this Prospectus shall not, under any
circumstances, create any implication that the information
herein is correct as of any time subsequent to the date of this
Prospectus.

                      ----------

                  TABLE OF CONTENTS

                                                    PAGE
                                                    ----

Prospectus Summary..................................                                   KIDS STUFF, INC.
Risk Factors........................................
Use of Proceeds.....................................
Dividend Policy.....................................
Dilution............................................
Capitalization......................................
Selected Financial Data.............................
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations....................................
The Company and Its Parent..........................                                     PROSPECTUS
Business............................................
Management..........................................
Principal Stockholders..............................
Selling Securityholders.............................
Certain Transactions................................
Description of Securities...........................
Unregistered Shares Eligible for Immediate and
   Future Sale......................................
Underwriting........................................
Legal Matters.......................................                                  VTR CAPITAL, INC.
Experts.............................................
Available Information...............................
Index to Financial Statements.......................

                      ----------

     Until , 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the shares of Units, Common Stock and Warrants offered hereby, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their
unsold allotments or subscriptions.                                                    __________, 1997

======================================================                           ================================

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED JANUARY 8, 1997

PROSPECTUS

                                KIDS STUFF, INC.

              UP TO 1,500,000 REDEEMABLE CLASS A PURCHASE WARRANTS

    Up to 1,500,000 Common Stock Class A Purchase Warrants (the "Warrants") of Kids Stuff, Inc., a Delaware corporation (the "Company") are being offered for sale by three bridge lenders of the Company (the "Selling Securityholders") who were issued the Warrants by the Company in connection with a certain bridge loan. See "CERTAIN TRANSACTION - Bridge Loan." Each Warrant entitles the holder to purchase one share of the Company's common stock, $.001 par value (the "Common Stock") at a price of $5.00 for a period of four years commencing one year after the date of the Prospectus. The Company may redeem the Warrants at a price of $.05 per Warrant, at any time after they become exercisable, upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock has been at least $12.00 per share for 20 consecutive trading days ending on the 5th day prior to the date on which the notice of redemption is given. See "DESCRIPTION OF SECURITIES."

    The Warrants being offered hereby may be sold from time to time by the Selling Securityholders, provided a current registration statement with respect to such securities is then in effect. The distribution of the Warrants by the Selling Securityholders may be effected in one or more transactions that may take place over-the-counter, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commission may be paid by the Selling Securityholders. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. See "SELLING SECURITYHOLDERS; PLAN OF DISTRIBUTION."

    The Company will not receive any of the proceeds from the sale of the Warrants by the Selling Securityholders. Expenses of this Offering, other than fees and expenses of counsel to the Selling Securityholders and selling commissions, will be paid by the Company. See "SELLING SECURITYHOLDERS; PLAN OF DISTRIBUTION."

    On the date of this Prospectus, a registration statement, filed under the Securities Act with respect to an underwritten public offering by the Company of 300,000 Units, each Unit consisting of two shares of Common Stock and one Warrant which is identical to the Warrants being offered by the Selling Securityholders, and up to 45,000 additional Units to cover over-allotments, if any, was declared effective by the Securities and Exchange Commission. The Company will receive net proceeds of approximately $2,246,629 from the sale of the 300,000 Units included in the underwritten public offering ($2,638,129 if the over-allotment option is exercised in full) after payment of underwriting discounts and commissions and estimated expenses of the underwritten public offering. Sales of the Warrants by the Selling Securityholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities, should a public trading market develop.

    Prior to this Offering and the Company's public underwritten offering, there has been no public market for the Company's securities and there can be no assurance that any such market will develop. The Units, Common Stock and Warrants are expected to be approved for quotation on the OTC Bulletin Board under the symbols "KIDSU," "KIDS," and "KIDW," respectively. See "RISK FACTORS -- Certain Implications of Trading Over-The-Counter; `Penny Stock' Regulations." It is anticipated that the securities offered by the Selling Securityholders and by the Company in its public underwritten offering will be qualified for sale in a limited number of states. See "RISK FACTORS - Limits on Secondary Trading; Current Prospectus and State Sky Registration Required to Exercise Warrants."

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                                   ----------

AN INVESTMENT IN THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. See "RISK FACTORS."

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1997.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                                  THE OFFERING

Securities Offered
   by Selling Securityholders .........   1,500,000 Warrants

Common Stock Outstanding
   Prior to this Offering..............   3,700,000 Shares

Common Stock to be Outstanding
   after this Offering(1)(2)...........   4,300,000 Shares

Warrants to be Outstanding after
   this Offering(2)(3).................   1,800,000 Warrants.

Proposed OTC
   Symbols
        Units..........................   KIDSU
        Common Stock...................   KIDS
        Warrants.......................   KIDW

Use of Proceeds........................   None of the proceeds from the Offering
                                          will go to the Company.

Risk Factors...........................   The securities offered hereby are
                                          speculative, involving a high degree
                                          of risk and should not be purchased by
                                          investors who cannot afford the loss
                                          of their investment. See "RISK
                                          FACTORS."

----------
(1) Assumes that the shares of the Company's Common Stock which are being offered by the Company in the Company's concurrent underwritten public offering (the "Concurrent Offering") have been sold.

(2) Does not include the following under the Company's Concurrent Offering: up to 90,000 shares of Common Stock subject to the Underwriter's over-allotment option; up to 300,000 shares of Common Stock issuable upon the exercise of the Warrants attributable to the 300,000 Units offered therein; up to 45,000 shares of Common Stock issuable upon the exercise of the Warrants attributable to the Underwriter's over-allotment option; and, up to 90,000 shares of Common Stock subject to the non-redeemable option granted to the Underwriter to purchase up to 30,000 Units.

(3) Assumes that the 300,000 Warrants which are being offered by the Company in the Company's Concurrent Offering have been sold.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     Alt - 1

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                               CONCURRENT OFFERING

     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company of 300,000 Units and up to an additional 45,000 Units to cover over-allotments, if any, was declared effective by the Commission. Sales of up to 1,500,000 Warrants by the Selling Securityholders or upon the potential of such sales may have an adverse effect on the market price of the Company's securities, should a public trading market develop.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     Alt - 2

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                  SELLING SECURITYHOLDERS; PLAN OF DISTRIBUTION

     Up to 1,500,000 Warrants are offered by three Selling Securityholders who provided bridge financing to the Company. See "CERTAIN TRANSACTIONS - Bridge Loan." The Company has agreed to bear all expense (other than underwriting or selling commissions or any fees or disbursements of counsel to such Selling Securityholders) in connection with the registration of the resale of the Warrants.

     The following table sets forth certain information with respect to each of the Selling Securityholders. Except as set forth herein, none of such holders has held any position or office or has had a material relationship with the Company or any of its affiliates within the past three years. Except as set forth below, the Company believes that none of the holders listed below owns any other securities of the Company. The Company will not receive any of the proceeds from the sale of the Warrants. Sales of the Warrants by the Selling Securityholders, or even the potential of such sales, may have an adverse effect on the market price of the Company's securities, should a public trading market develop. See "DESCRIPTION OF SECURITIES - Warrants."

                                                                         WARRANTS
                                         SECURITIES                    TO BE OWNED
                                       BEING OFFERED                AFTER THE OFFERING
                                ---------------------------------------------------------------
                                         NUMBER OF
                                       WARRANTS OWNED
             NAME                  PRIOR TO THE OFFERING         NUMBER         PERCENT(1)
-----------------------------------------------------------------------------------------------
Clinthill Investments, Ltd.               500,000                 ----             ----

Kurt Cambell                               15,000                 ----             ----

M&M Specialties, Inc.                     985,000                 ----             ----

----------
(1) Such percentage assumes that all Warrants offered hereby by such Selling Securityholder are sold.

         The Warrants offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Warrants through underwriters, dealers or agents. The distribution of the Warrants may be effected in one or more transactions that may take place over-the-counter, including ordinary broker's transactions, privately-negotiated transaction or through sales to one or more broker-dealers for resale of such Warrants as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of the Warrants. The Warrants offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom the Warrants are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         In order to comply with the securities laws of certain states, if applicable, the Warrants will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the

                                     Alt - 3

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

registration or qualification requirement is available and is complied with by the Company and the Selling Securityholders.

         The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Warrants in the distribution of the Warrants may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Act") and any Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Act.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), any person engaged in the distribution of the securities may not simultaneously engage in market-making-activities with respect to the securities for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of securities by the Selling Securityholders.

         The Company has agreed to pay all fees and expenses incident to the registration of the Warrants, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Securityholders.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     Alt - 4

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

======================================================                           ================================
     No underwriter, dealer, salesperson or other person is authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be
relied upon as having been authorized by the Company. This Prospectus                   UP TO 1,500,000
does not constitute an offer to sell or a solicitation of an offer                   REDEEMABLE CLASS A
to buy the Warrants offered hereby by anyone in any                                   PURCHASE WARRANTS
jurisdiction in which such offer or solicitation is not
authorized or is unlawful.  The delivery of this Prospectus
shall not, under any circumstances, create any implication
that the information herein is correct as of any time
subsequent to the date of this Prospectus.

                      ----------

                  TABLE OF CONTENTS

                                                   PAGE
                                                   ----

Prospectus Summary..................................                                  KIDS STUFF, INC.
Risk Factors........................................
Concurrent Offering.................................
Plan of Distribution................................
Selling Securityholders.............................
Use of Proceeds.....................................
Dividend Policy.....................................
Dilution............................................
Capitalization......................................
Selected Financial Data.............................
Management's Discussion                                                                  PROSPECTUS
   and Analysis of Financial
   Condition and Results
   of Operations....................................
The Company and Its Parent..........................
Business............................................
Management..........................................
Principal Stockholders..............................
Certain Transactions................................
Description of Securities...........................
Unregistered Shares Eligible
   for Immediate and Future
   Sale.............................................
Underwriting........................................
Legal Matters.......................................
Experts.............................................
Available Information...............................
Index to Financial Statements.......................

     Until , 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the shares of Warrants offered hereby, may be required to deliver a Prospectus.

                                                                                       _______________, 1997

======================================================                           ================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         Article VII, Section 7, of the By-Laws of the Company provides for indemnification of officers, directors, employees and agents to the extent permitted under the Delaware General Corporation Law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

SEC filing fee....................................   $  4,025

NASD Fees.........................................   $  2,000

Accounting fees and expenses*.....................   $ 50,000

Legal fees and expenses*..........................   $ 80,000

Blue Sky fees and expenses*.......................   $ 60,000

Printing and engraving*...........................   $ 60,000

Miscellaneous expenses*...........................   $  5,346

Transfer Agent*...................................   $  2,000

Underwriter's 3% Non-Accountable Expense
Allowance on 300,000 Units........................   $ 90,000

Underwriter's Financial Consulting Fee............   $100,000

                           TOTAL..................   $453,371
                                                     ========

----------
*  Estimated.

         The Company will bear all expenses shown above.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following shares of unregistered securities have been issued by the Registrant since its inception. there were no underwriting discounts and commissions paid in connection with the issuance of any of said securities.

         In connection with the reorganization effective June 30, 1996, the Company issued to its parent, Duncan Hill Co., Ltd. 2,400,000 shares of Common Stock at a value of $.125 per share, and 5,000,000 shares of Series A Preferred Stock at a value of $.001 per share.

         Commencing October, 1996, the Company sold an aggregate of 1,300,000 shares of Common Stock to seven private investors for the aggregate purchase price of $162,500.

         In of October, 1996, the Company borrowed an aggregate of $200,000 from three private investors, $75,000 of which is convertible upon its terms into 1,500,000 Class A Warrants upon the effective date of the Registration Statement. The 1,500,000 Warrants, as well as the shares of Common Stock underlying those warrants are included as securities being registered under this Registration Statement.

         In each of the foregoing cases, the Company issued the above securities without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. In addition, with respect to the second transaction listed above, I.E., the issuance of 1,300,000 shares of Common Stock, the Company relied upon Rule 504 promulgated under the Securities Act of 1933. The Company is not an issuer that is precluded from relying upon Rule 504 under paragraph (a) thereof and, in addition, has satisfied the terms and conditions of Rules 501 and 502(a) by virtue of the fact that it has not offered in excess of $1,000,000 of securities within the 12 months before the start of and during the offering of securities under Rule 504, in reliance on any exemption under Section 3(b), or in violation of Section 5(a) of the Securities Act.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

ITEM 27.  EXHIBITS.

      1.01     Form of Underwriting Agreement

      1.02     Form of Selected Dealers Agreement

      1.03     Form of Warrant Exercise Fee Agreement

      3.01     Certificate of Incorporation of the Company

      3.02 Certificate of Amendment of Certificate of Incorporation of the Company

      3.03     By-Laws of the Company

      3.04     Form of Certificate of Designation of Series A Preferred Stock

*     4.01     Specimen Certificate for Shares of Common Stock

*     4.02     Specimen Certificate for Shares of Series A Preferred Stock

      4.03     Form of Warrant Agreement

*     4.04     Specimen Certificate for Warrants

      4.05     Form of Underwriter's Purchase Option

*     4.06     Form of Underwriter's Lockup Letter

*     5.01     Opinion of Hornsby, Sacher, Zelman, Stanton, Paul & Beiley, P.A.

      10.01 Agreement to Acquire the Assets of The Natural Baby Company, Inc., (the "Acquisition Agreement")

      10.02    Addendum to Acquisition Agreement

      10.03    Escrow Agreement under the Acquisition Agreement

      10.04    Form of Consulting Agreement with Jane Martin

      10.05    Asset Purchase Agreement between the Company and its Parent

      10.06    Promissory Note from the Company and its Parent

      10.07    Form of Bridge Loan Agreement

      10.08    Form of Financial Consulting Agreement with VTR Capital, Inc.

*     10.09    Credit Facility with United National Bank and Trust Company

*     10.10    Lease for Company's principal offices and telemarketing center

      23.01    Consent of Hausser & Taylor

      23.02 Consent of Hornsby, Sacher, Zelman, Stanton, Paul & Beiley, P.A. [included in Exhibit 5.01]

      27.00    Financial Data Schedule

----------
*  To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

     (a)  Rule 415 Offering

     The Company will:

          1. File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

               (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) Include any additional or changed material information on the plan of distribution;

          2. For determining liability under the 1933 Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)  Equity Offerings of Nonreporting Small Business Issuers

     The Company will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c)  INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to in Item 14 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (d)  Rule 430A

     The Company will:

          1. For determining any liability under the 1933 Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company issuer under Rule 424(b)(1) or (4) or 497(h) under the 1933 Act as part of this Registration Statement as of the time the Commission declared it effective.

          2. For any liability under the 1933 Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Canton, State of Ohio, on this 8th day of January, 1997.

                                 KIDS STUFF, INC.

                                 By:/s/ WILLIAM L. MILLER
                                    --------------------------------------------
                                    William L. Miller, Chairman of the Board and
                                    Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     SIGNATURE                                     TITLE                                    DATE
     ---------                                     -----                                    ----
/s/ WILLIAM L. MILLER               Chairman of the Board, Chief Executive        January 8, 1997
---------------------               Officer and Treasurer
William L. Miller                   (Principal Executive and Financial Officer)

/s/ JEANNE E. MILLER                Executive Vice President and Director         January 8, 1997
---------------------
Jeanne E. Miller

/S/ CLARK D. SWISHER                Director                                      January 8, 1997
---------------------
Clark D. Swisher